Exhibit 10.27

MASTER LOAN PURCHASE AGREEMENT

Dated as of ___________, 20______

by and between

LENDINGCLUB CORPORATION,
as Seller

and

[______________],
as Purchaser

    THIS MASTER LOAN PURCHASE AGREEMENT, dated as of _________ __, 20______ (the “Effective Date”), by and between LendingClub Corporation, a Delaware corporation, as seller (“Seller”), and_______________, a [_____________], as purchaser (“Purchaser”).

RECITALS
WHEREAS, from time to time, Seller purchases, without recourse, loans from banking partners; and
WHEREAS, Seller wishes to sell to Purchaser, and Purchaser wishes to buy from Seller, from time to time, certain of these loans, on a whole loan basis, and Seller and Purchaser desire to set forth the terms and conditions under which Purchaser will purchase such loans.
NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Seller and Purchaser hereby agree as follows:
ARTICLE 1.
DEFINITIONS
1.1    Defined Terms.
(a)    As used in this Agreement, the following words shall have the meanings set forth below:
“Addendum” means, with respect to any Purchased Loan, the addendum or addenda attached to this Agreement and applicable to such Purchased Loans. For the avoidance of doubt, each Addendum will apply to a specific Loan Program (e.g., “Prime,” “Super Prime,” “Near Prime,” “Small Business”, “Multi-Draw Line of Credit Program,” “Single Draw Line of Credit Program” and such additional programs as may be added from time to time), the program-specific terms and conditions of which are outlined on each Addendum.
“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Persons means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agreement” means this Master Loan Purchase Agreement, including all exhibits, addenda and schedules attached hereto or delivered in connection herewith, as such agreement may be amended, supplemented and modified from time to time.
“AML-BSA Laws” means, collectively, (i) the Bank Secrecy Act of 1970, as supplemented by the USA Patriot Act, and any rules and regulations promulgated thereunder; (ii) the Office of Foreign Assets Control’s (“OFAC”) rules and regulations regarding the blocking of assets and the prohibition of transactions involving Persons or countries designated by OFAC; and (iii) any other Applicable Laws relating to customer identification, anti-money laundering or preventing the financing of terrorism and other forms of illegal activity, each as amended.
“Applicable Law” means all federal, state and local laws, statutes, rules, regulations and orders, and all requirements of any Regulatory Authority having jurisdiction over Seller or Bank, in each case to

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the extent applicable to the Purchased Loans (including without limitation the underwriting, origination, servicing, ownership, holding, acquisition and sale of such Purchased Loan).
“Article 7 Repurchase Price” has the meaning set forth in Section 7.2.
“Bank” means a bank, savings association, or credit union chartered in the United States, or a foreign depository institution acting through a U.S. bank branch, regulated by and subject to the authority of a Regulatory Authority, from which Seller purchases loans, which Bank is the initial issuer of Loans.
“Borrower” means, with respect to each Loan, each Person or other obligor (including any co-borrower, co-maker, co-signor or guarantor) who is obligated under the terms of such Loan.
“Borrower Data” has the meaning set forth in Section 6.2.
“Business Day” means any day other than: (a) a Saturday or Sunday; (b) a legal or federal holiday; and (c) a day on which banking and savings and loan institutions in San Francisco, California, New York, New York, or the State of Utah are required or authorized by law or Regulatory Authority to be closed for business.
“Charged Off Loan” has the meaning assigned to such term in the Servicing Agreement.
“Claims Notice” has the meaning assigned to such term in Section 5.2.
“Confidential Information” has the meaning set forth in Section 6.1.
“Credit Criteria” means, with respect to any Loan, the applicable credit criteria with respect to each Loan Program, as such criteria may be modified by Seller from time to time in its sole discretion and upon such notice as required by the terms of the related Addendum.
“Effective Date” has the meaning set forth in the introductory paragraph.
“Eligible Loan” means a Loan which, as of the related Purchase Date, has been originated by Bank and acquired by Seller from Bank.
“Event of Default” has the meaning set forth in Section 8.2.
“Expiration Date” has the meaning set forth in Section 2.2(d).
“ID Theft Report” has the meaning set forth in Section 7.1.
“Indemnified Party” has the meaning set forth in Section 5.3.
“Indemnified Purchaser Party” has the meaning set forth in Section 5.1.
“Indemnified Seller Party” has the meaning set forth in Section 5.2.
“Indemnifying Party” has the meaning set forth in Section 5.3.
“Indemnity Deductible” shall mean, for any date of determination, [ ]% of the aggregate original principal balances of all Purchased Loans sold to Purchaser pursuant to the terms of the same Addendum as of the most recent month end.

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“Insolvent” means the failure to pay debts in the ordinary course of business or the inability to pay debts as they come due.
“Launch Date” means a date mutually agreed upon by each Party on which Purchaser may commence purchasing Loans described in the related Addendum, in accordance with the terms of Article 2.
“LendingClub” means LendingClub Corporation.
“Loan” has the meaning ascribed to such term in the related Addendum.
“Loan Documents” means, with respect to any Loan, the applicable loan documents listed on the related Addendum, as such list may be modified by Seller from time to time in its sole discretion upon written notice to Purchaser.
“Loan Document Package” means, with respect to any Loan, all of the promissory notes, loan agreements and other documents executed and delivered in connection with the origination, funding, acquisition and ownership of such Loan, including, without limitation, each of the loan documents listed on the related Addendum, as such list may be modified from time to time in the sole discretion of Seller upon written notice to Purchaser.
“Loan Program” has the meaning set forth in Section 2.1.
“Losses” has the meaning set forth in Section 5.1.
“Material Adverse Change” means, with respect to any Person, any material adverse change in the business, financial condition, operations, or properties of such Person that would substantially prevent or impair the Person’s ability to perform any of its obligations under this Agreement (which impairment cannot be timely cured, to the extent a cure period is applicable).
“Material Adverse Effect” means, (a) with respect to a Party, (i) a Material Adverse Change with respect to such Party or any of its Affiliates taken as a whole; or (ii) a material adverse effect upon the legality, validity, binding effect or enforceability of this Agreement against such Party, or (b) with respect to a Purchased Loan, a material adverse effect upon the legality, validity, binding effect, collectability or enforceability of such Purchased Loan.
“Maximum Purchase Amount” means the maximum aggregate initial principal balance of Eligible Loans that Purchaser will actually purchase in any given calendar month.
“Multi-Party Agreement” means any agreement entered into by Seller, Purchaser and one or more third parties providing for the financing, securitization or other similar purposes with respect to the Purchased Loans and this Agreement.
“Non-Conforming Loan” means a Purchased Loan that is determined to have been issued or sold in material breach of any representation, warranty or covenant contained in Section 4.2.
“Non-Conforming Loan Notice” shall have the meaning set forth in Section 2.4.
“Non-Offered Loan” means a prospective Loan that was initially considered an Eligible Loan and offered to Purchaser pursuant to Section 2.2, but which Loan subsequently fails to issue because (a) the prospective Borrower withdraws or abandons the request for such Loan or otherwise fails to complete the

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underwriting or review process to obtain such Loan, (b) after further review or verification of the prospective Loan by Seller, a determination is made that such Loan is not an Eligible Loan or (c) such Loan is otherwise rejected for purchase by Seller from Bank.
“Non-Public Borrower Data” has the meaning set forth in Section 6.2.
“Origination Date” means, with respect to a Loan, the date that Loan was issued by Bank.
“Party” means either Seller or Purchaser, and “Parties” means Seller and Purchaser.
“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or other entity, including any government agency, commission, board, department, bureau or instrumentality.
“Purchase Commitment” means the selection of prospective Eligible Loans by Purchaser through the Purchaser Online Account which selection shall constitute an irrevocable commitment by Purchaser to purchase and a commitment by Seller to sell such prospective Eligible Loans (excluding any prospective Eligible Loan that becomes a Non-Offered Loan) pursuant to Section 2.2.
“Purchase Date” means, with respect to any Purchased Loan, the date that such Purchased Loan is purchased by Purchaser under this Agreement, which date shall fall after the Origination Date.
“Purchase Instructions” means the purchase instructions in the form set forth as Exhibit A to this Agreement.
“Purchase Limitation” has the meaning set forth in Section 2.2(e).
“Purchase Price” has the meaning set forth in Section 2.2(c).
“Purchaser” has the meaning set forth in the introductory paragraph.
“Purchased Loan” means any Eligible Loan that is purchased by Purchaser under the terms of this Agreement, which shall be identified on the respective Purchased Loan Confirmation.
“Purchased Loan Confirmation” means with respect to each prospective Eligible Loan subject to purchase, either or both an email notification by Seller to Purchaser or posting by Seller to the Purchaser Online Account pursuant to which Seller confirms to Purchaser that such Eligible Loan has been issued and then purchased by Purchaser as a Purchased Loan hereunder on the respective Purchase Date.
“Purchaser Activity Status Report” means information provided by Seller from time to time through the Purchaser Online Account or email to Purchaser that sets forth each prospective Eligible Loan for which Purchaser has made a Purchase Commitment, each such prospective Eligible Loan that has become a Non-Offered Loan, and each such prospective Eligible Loan for which a Purchased Loan Confirmation was issued.
“Purchaser Claims Notice” has the meaning assigned to such term in Section 5.1(c).
“Purchaser Online Account” means the account(s) established by Purchaser on Seller’s platform which provides Purchaser with online access to the platform and in which Seller posts activity relating to the commitment and purchase by Purchaser of Loans hereunder.

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“Records” means, with respect to any Purchased Loan, any loan applications, change-of-terms notices, credit files, servicing and other records, credit bureau reports or other documentation or information relating to or regarding such Loan (including computer tapes, magnetic files, and information in any other format).
“Regulatory Authority” means any federal, state, county, municipal or local regulatory agency or regulatory authority, agency, board, body, commission, instrumentality, court, tribunal or quasi-governmental authority having jurisdiction over a Party, any Loan or any Borrower.
“Repurchase Price” means, for any Purchased Loan, the original Purchase Price of the Loan, less all amounts received with respect to payments of principal on such Purchased Loan after the applicable Purchase Date.
“Repurchase Procedure” means, with respect to a Purchased Loan subject to a Specified Indemnity Claim, the process by which Seller shall purchase, or shall cause the purchase of, such Purchased Loan from Purchaser for the applicable Repurchase Price.
“Resale Differential” has the meaning set forth in Section 5.1(e).
“Resale Period” has the meaning set forth in Section 5.1(e).
“Resale Price” means, with respect to any sale of a Purchased Loan to a third party in accordance with the Resale Procedure, the fair market value of such Purchased Loan as of the date of such sale.
“Resale Procedure” means, with respect to a Purchased Loan subject to a Specified Indemnity Claim, the process by which Seller shall arrange for and Purchaser shall agree to the sale of such Purchased Loan by Purchaser to a third party for a purchase price equal to the Resale Price.
“Seller” has the meaning set forth in the introductory paragraph.
“Seller Claims Notice” has the meaning set forth in Section 5.2.
“Servicer” means LendingClub, or its successor in interest or permitted assigns, in its capacity as the servicer under the Servicing Agreement, or any successor to Servicer under the Servicing Agreement as provided therein.
“Servicing Agreement” means that certain Master Loan Servicing Agreement of even date herewith, pursuant to which LendingClub will act as the initial servicer of the Purchased Loans for Purchaser, which agreement may be subsequently amended or restated.
“Specified Indemnity Claim” has the meaning set forth in Section 5.1(b).
“UCC” means the Uniform Commercial Code as in effect from time to time in each State as applicable to the respective actions of Seller relating to the creation, perfection, priority, validity and/or enforcement of the security interest granted by Seller to Purchaser hereunder.
(b)    Certain words used in this Agreement shall have the meanings set forth in an applicable executed Addendum, and such defined terms are hereby incorporated into this Section 1.1, as applicable.

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1.2	Rules of Construction.
(a)    As used in this Agreement: (i) all references to the masculine gender shall include the feminine gender (and vice versa); (ii) all references to “include,” “includes,” or “including” shall be deemed to be followed by the words “without limitation”; (iii) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (iv) references to “dollars” or “$” shall be to United States dollars unless otherwise specified herein; and (v) unless otherwise specified, all references to days, months or years shall be deemed to be preceded by the word “calendar”; (vi) all references to “quarter” shall be deemed to mean calendar quarter.
(b)    The fact that any Party provides approval or consent shall not mean or otherwise be construed to mean that: (i) either Party has performed any due diligence with respect to the requested or required approval or consent, as applicable; (ii) either Party agrees that the item or information for which the other Party seeks approval or consent complies with any Applicable Law; (iii) either Party has assumed the other Party’s obligations to comply with all Applicable Law arising from or related to any requested or required approval or consent; or (iv) except as otherwise expressly set forth in such approval or consent, either Party’s approval or consent impairs in any way the other Party’s rights or remedies under the Agreement, including indemnification rights for any failure to comply with all Applicable Law.
ARTICLE 2.
SELLER COMMITMENT AND PURCHASE OF LOANS

2.1	Loan Programs, Purchaser Online Accounts and Addenda.
Seller facilitates several Loan programs, each of which provides investors the opportunity to invest in Loans satisfying the Credit Criteria applicable to such program (each a “Loan Program”). On or prior to a Launch Date, Purchaser will (i) establish a Purchaser Online Account with Seller for each applicable Loan Program and (ii) execute the related Addendum for each Loan Program in which Purchaser will or intends to participate. A Purchaser Online Account may be used by Purchaser to purchase and hold Loans meeting only one of the Credit Criteria described in the related Addendum (i.e., Loans sold pursuant to a particular Loan Program). By way of example only, if Purchaser participates in both the “Prime” Loan Program and the “Near Prime” Loan Program, Purchaser shall open two Purchaser Online Accounts and execute the two applicable Addenda.

2.2	Purchase Procedures for Offer, Commitment and Funding of Purchased Loans.
(a)    Purchase Procedures for Offer. Commencing on a Launch Date, Seller will grant Purchaser the right to view applicable Eligible Loans through the applicable Purchaser Online Account.
(b)    Purchase Commitments. From time to time, Purchaser may make a Purchase Commitment (subject to any applicable Purchase Limitation) for each Loan Program in which it participates (i.e., each Loan Program for which Purchaser has executed an Addendum). Each Purchase Commitment shall be made by (i) Purchaser, in its sole discretion, or (ii) Seller, acting upon its delegated non-discretionary authority to make Purchase Commitments on behalf of Purchaser (if such authority is delegated to Seller pursuant to the terms of the applicable Addendum). Seller commits to offer Purchaser, and Purchaser hereby commits to purchase Eligible Loans in respect of which any Purchase Commitment is made in accordance with the terms of the immediately preceding sentence; provided, however, that any such prospective Eligible Loan that becomes a Non-Offered Loan shall be released and removed from any Purchase Commitment. Purchaser will be irrevocably obligated to purchase each such Eligible Loan that does not become a Non-Offered Loan. Seller will provide a Purchaser Activity Status Report listing all the Eligible Loans that are

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subject to a Purchase Commitment. Prior to making any Purchase Commitment, Purchaser will have an amount of funds available in the Purchaser Online Account equal to such Purchase Commitment plus the aggregate amount of all outstanding Purchase Commitments, unless otherwise agreed between the Parties in writing. Unless otherwise agreed to in Seller’s sole discretion, Purchaser shall only be able to execute Purchase Commitments to the extent of immediately available funds in the Purchaser Online Account. Any determination as to whether to make a Purchase Commitment for any Eligible Loan shall be deemed to be in Purchaser’s sole discretion and at Purchaser’s own risk that information supplied by any Borrower may be incorrect, and Seller makes no representation as to the correctness of any information provided by any Borrower with respect to any Eligible Loan.
(c)    Eligible Loan Status and Funding. With respect to each Eligible Loan to which Purchaser is committed, Seller shall provide prompt notice to Purchaser of any change to the ongoing status of the prospective Eligible Loan, including whether such Loan has become a Non-Offered Loan or such Loan is ready for purchase by Purchaser. Seller will debit the Purchaser Online Account for the full purchase price of each Purchased Loan as indicated through the Purchaser Online Account (the “Purchase Price”). Purchaser will not withdraw funds from the Purchaser Online Account if, after such withdrawal, immediately available funds in such Purchaser Online Account would be less than the dollar amount necessary to meet Purchaser’s aggregate Purchase Commitments as of the applicable Purchase Date, unless otherwise agreed to by Seller in Seller’s sole discretion.
(d)    Expiration of Purchase Commitments. The Purchase Commitment for each Eligible Loan shall expire thirty (30) Business Days following the date on which the Purchase Commitment for such Eligible Loan was made (the “Expiration Date”). If the Purchase Date for such Eligible Loan has not occurred on or before such Expiration Date, Purchaser may withdraw any funds from the Purchaser Online Account that were deposited, wired or otherwise made available to Seller in respect of such Purchase Commitment.
(e)    Purchase Limitation. Seller may impose a limit on the aggregate amount of Purchase Commitments that Purchaser may make in a given month with respect to one or more Addenda (each, a “Purchase Limitation”). If Seller wishes to impose such a limit, Seller will provide Purchaser thirty (30) days’ prior written notice, informing Purchaser of the total aggregate dollar limit of Purchase Commitments that Seller will accept. The Purchase Limitation will go into effect on the first day of the month immediately following the thirtieth day following the notice, and will apply for each month going forward until Seller provides notice that the Purchase Limitation has been modified or lifted. If a Purchase Limitation is in place, Purchaser will not be permitted to make Purchase Commitments in excess of such Purchase Limitation without prior approval of Seller, which approval may be withheld in the sole and absolute discretion of Seller. For the avoidance of doubt, a breach of this Section 2.2(e) by Purchaser shall constitute a material breach of this Agreement.

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2.3	Conditions Precedent to Purchases.
Purchaser’s obligation to purchase each Eligible Loan in any Purchase Commitment shall be subject to all of the representations, warranties and covenants of Seller contained in this Agreement being true, correct and complied with in all material respects as of the applicable Purchase Date. Purchaser’s right to purchase each Eligible Loan hereunder shall be subject to all of the representations, warranties and covenants of Purchaser contained in this Agreement being true, correct and complied with in all material respects as of the applicable Purchase Date, and (unless otherwise agreed between the Parties in writing) shall additionally be conditioned upon there being sufficient available funds in the Purchaser Online Account to pay the Purchase Price of (a) such Eligible Loan and (b) all Eligible Loans that are the subject of an outstanding Purchase Commitment.

2.4	Payment of Purchase Price and Confirmation.
On the Purchase Date for any Loan, as indicated in the Purchaser Online Account, Seller hereby sells, transfers, assigns and otherwise conveys to Purchaser all of Seller’s right, title and interest in, to and under such Loan, and Purchaser hereby purchases and shall become, for all purposes, the owner of such Loan as of such Purchase Date, in each case upon identification of such Loan in the related Purchased Loan Confirmation; provided, however, that distribution of amounts received from the Borrower of such Loan shall be subject to retention by Servicer of any interest and fees that accrued on such Loan prior to the respective Purchase Date. The Parties acknowledge and agree that the Purchase Price for each Eligible Loan reflects an arms-length negotiation, resolution and transaction. If, subsequent to a Purchase Date, Seller discovers that any Purchased Loans were Non-Conforming Loans and Seller provides a notice of such non-conformance to Purchaser (a “Non-Conforming Loan Notice”), within five (5) Business Days of its delivery of a Non-Conforming Loan Notice, Seller can without any consent from Purchaser, but shall not be obligated to, repurchase the related Non-Conforming Loan by depositing an amount equal to the then-outstanding principal balance of such Non-Conforming Loan plus accrued and unpaid interest thereon into the related Purchaser Online Account, whereupon all right, title and interest of Purchaser in, to and under such Non-Conforming Loan shall revert to Seller.

2.5	Modification of Loan Document Package.
If any of the documents included in a Loan Document Package are modified, amended, or replaced by Seller in a manner that alters the economic terms of the Loan other than as contemplated by the Loan Documents prior to the Purchase Date, then Seller shall submit notice of such modifications, amendments, or replacement documents to Purchaser, together with a summary of the changes made, at least four (4) Business Days prior to such Purchase Date (or such other number of days as may be agreed to by Purchaser). Purchaser shall not be obligated to purchase any Eligible Loan if Purchaser does not agree to such modifications, amendments or replacement documents for such Eligible Loan; provided, however that Purchaser shall provide such agreement (or confirm its objection) within one (1) Business Day of Purchaser’s receipt of such notice from Seller.

2.6	Limitation on Purchase Obligation.
Purchaser shall have no obligation to purchase any Eligible Loan at any time after the termination of this Agreement (except those Eligible Loans for which outstanding Purchase Commitments were made prior to the termination of this Agreement).
2.7    Control of Purchased Loan.

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(a)    In connection with the sale and conveyance of the Purchased Loans, Seller agrees, to indicate or cause to be indicated in its books, records and computer files that the Purchased Loans have been sold to Purchaser.
(b)    During the term of this Agreement, and for so long as Seller is the Servicer of the Purchased Loans, Seller shall maintain accurate Records with respect to such Purchased Loans in accordance with the terms of the Servicing Agreement.
(c)    The Parties acknowledge that Seller, in its capacity as Servicer, will provide custody and other services with respect to each Purchased Loan in accordance with the terms of the Servicing Agreement.
ARTICLE 3.
TRUE SALE; GRANT OF SECURITY INTEREST; ENFORCEMENT

3.1	True Sale.
Each of Seller and Purchaser agree that the transactions contemplated hereby are intended to be and shall constitute sales of the Purchased Loans transferred pursuant to Article 2 above, and are not intended to be financings or loans by Purchaser to Seller. The Parties shall treat such transactions as sales for tax, accounting and all other applicable purposes. The sale of each Purchased Loan pursuant to Article 2 above transfers to Purchaser all of Seller’s right, title and interest in and to such Purchased Loan, and Seller will not retain any residual rights with respect to any Purchased Loan. Notwithstanding the two immediately preceding sentences, Seller is concurrently acquiring the rights to service the Purchased Loans under the Servicing Agreement, unless otherwise specified in writing by the Parties, and Purchaser acknowledges that Seller has a customer relationship with each such Borrower that commenced prior to the Purchase Date of such Loan and will continue to maintain such customer relationship, including the right to contact, solicit or market to each such Borrower; and, provided, further, that Purchaser agrees not to contact, solicit or market to any Borrowers.

3.2	Grant of Security Interest.
(a)    Purchaser shall file one or more UCC financing statements with respect to the sale of the Purchased Loans consistent with Section 9-109(a)(3) of the UCC. Notwithstanding the intent of the Parties, in the event that the transactions contemplated hereby are construed to be financings by Purchaser to Seller or the Purchased Loans are determined or held to be property of Seller, then: (a) Seller hereby grants to Purchaser a present and continuing security interest in and to the following, whether now existing or hereafter created, (i) all Purchased Loans held in the name of Purchaser, (ii) all of the related Loan Document Packages for such Purchased Loans, and (iii) all Proceeds (as defined in the Servicing Agreement) and rights to receive Proceeds due to Purchaser pursuant to the terms of the Servicing Agreement (collectively, the “Purchased Loan Collateral”); (b) this Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the UCC; (c) the transfers of the Purchased Loans provided for herein shall be deemed to be a grant by Seller to Purchaser of a first priority lien upon and security interest in all of Seller’s right, title and interest in and to the Purchased Loan Collateral; (d) the possession by Purchaser (or Seller, in its capacity as Servicer, as custodian on behalf of Purchaser) of the Purchased Loans and related Loan Document Packages and such other items of property that constitute instruments, chattel paper, money, or negotiable documents shall be deemed to be “possession by the secured party” for purposes of perfecting the lien or security interest pursuant to the UCC, including Section 9-313 of the UCC; (e) Purchaser is hereby authorized to take all necessary or appropriate actions to perfect its security interest in the Purchased Loan Collateral and shall file financing statements on form UCC-1 naming Purchaser as secured party/buyer and

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Seller as debtor/seller, and identifying the Purchased Loan Collateral as collateral therein; and (f) notifications to Persons holding such property and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of Purchaser for the purpose of perfecting such lien or security interest under the UCC. Any assignment of the interests of Purchaser in the Purchased Loans pursuant to any provision hereof shall also be deemed to be an assignment of any lien or security interest created hereby in the Purchased Loan Collateral.
(b)    Seller shall not create or permit any security interest in Purchased Loan Collateral, except in favor of Purchaser or as may be directed by Purchaser and, if necessary, shall direct the filing of any termination statements on form UCC-3 or modify any previously executed loan or security agreement to eliminate any security interest granted in the Purchased Loan Collateral, including without limitation any security interest in such Purchased Loan Collateral as proceeds or as after-acquired property.
(c)    To the extent consistent with this Agreement, Seller and Purchaser shall take such actions as may be deemed reasonably necessary or appropriate such that, if this Agreement were deemed to create a lien upon or security interest in the Purchased Loan Collateral and all such reasonably necessary or appropriate actions had been taken, such lien or security interest would be deemed to be a perfected security interest of first priority under Applicable Law and will be maintained as such throughout the term of this Agreement, including, without limitation, the execution and delivery by Seller to Purchaser of all assignments, security agreements, financing statements and other documents Purchaser reasonably requests, in form and substance reasonably satisfactory to Purchaser.

3.3	Purchaser Rights.
Seller acknowledges that because it has sold the Purchased Loans to Purchaser, Purchaser shall have all the rights associated with such Purchased Loans, including the right to take any action against any Borrower for non-payment subject to the provisions of the Servicing Agreement and in accordance with Applicable Law.

3.4	Servicing Arrangements.
Concurrently with its entering into this Agreement, Purchaser has entered into the Servicing Agreement under which LendingClub will act as the initial Servicer of the Purchased Loans for Purchaser. Any purchaser, assignee or transferee of a Purchased Loan, whether from Purchaser or any other party shall be bound by such Servicing Agreement as if an original party thereto unless and until such time as such purchaser, assignee or transferee enters into a new or replacement servicing agreement with Servicer or another licensed servicer for the Purchased Loans in accordance with the terms of the Servicing Agreement.

ARTICLE 4.
REPRESENTATION, WARRANTIES AND COVENANTS

4.1	Seller Representations, Warranties and Covenants.
Seller hereby covenants, represents and warrants as of the Effective Date and as of each Purchase Date that:
(d)    Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is in good standing with every Regulatory Authority having jurisdiction over its activities, except where the failure to do so would not reasonably be expected to have

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a Material Adverse Effect on Seller or the Purchased Loans. Seller has all requisite corporate power and authority to own its properties, carry on its business as and where now being conducted and execute and deliver this Agreement, perform all of its obligations hereunder, and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors’ rights generally or general equitable principles (whether considered in a proceeding in equity or at law).
(e)    Seller has all qualifications, regulatory permissions and/or licenses necessary, and no consent, approval, authorization, registration, filing or order of any court or governmental or regulatory agency or body is required for the acquisition of the Purchased Loans from Bank and the sale of the Purchased Loans to Purchaser, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect on Seller or the Purchased Loans.
(f)    Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement nor compliance with its terms and conditions, conflict with, violate or result in the breach of, or constitute a default under or is prohibited by, or result in the creation or imposition of any lien, charge or encumbrance that could reasonably be expected to have a Material Adverse Effect upon Seller or the Purchased Loans.
(g)    As of the Purchase Date for any Purchased Loan, Seller will not be rendered insolvent by such sale. Seller is not selling any Purchased Loan with any intent to hinder, delay or defraud any of its creditors.
(h)    The consummation of the transactions contemplated by this Agreement, the execution and delivery of this Agreement and compliance with the terms of this Agreement do not materially conflict with, result in a breach of or constitute a default under, and are not prohibited by, Seller’s charter or other agreement relating to its organization or any mortgage, indenture, deed of trust, loan or credit agreement or other agreement or instrument to which it is a party that would have a Material Adverse Effect on Seller or the Purchased Loans.
(i)    There is no litigation or action at law or in equity pending or, to Seller’s knowledge, threatened against Seller in writing and no proceeding or investigation of any kind is pending or, to Seller’s knowledge, threatened in writing, by any federal, state or local governmental or administrative body against Seller that would reasonably be expected to have a Material Adverse Effect on Seller’s ability to sell the Purchased Loans or Seller’s ability to consummate the transactions contemplated hereby.
(j)    Seller has provided to Purchaser or its advisor(s) true and accurate copies of the form Loan Documents used by Bank with respect to each Purchased Loan as of the Effective Date.
(k)    As of the Effective Date, the chief executive office and the principal place of business of Seller is 71 Stevenson Street, Suite 300, San Francisco, California, 94105, USA, the exact legal name of Seller is LendingClub Corporation and Seller is a corporation incorporated solely under the laws of the State of Delaware. Seller shall provide written notification to Purchaser at least ten (10) Business Days prior to any changes to the chief executive office, the principal place of business, the legal name, the type of organization or the jurisdiction of organization of Seller.
(l)    Seller is not required to register as an “investment company” or a company controlled by an “investment company” under the Investment Company Act of 1940, as amended.

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(m)    The execution, delivery and performance of this Agreement by Seller do not require compliance with any “bulk sales” laws or similar statutory provisions by Seller.
(n)    Seller is in compliance in all material respects with all Applicable Law, including all AML-BSA Laws.

4.2	Purchased Loan Representations, Warranties and Covenants.
Seller hereby represents, warrants and covenants to Purchaser on each Purchase Date, with respect to the Purchased Loans acquired on such date (unless such covenant, representation or warranty is explicitly made as of a different date or dates, in which case Seller represents, warrants and/or covenants to Purchaser on such date or dates), that:
(a)    Seller is the sole legal, beneficial and equitable owner of such Purchased Loan and has good and marketable title thereto, and has the right to assign, sell and transfer such Purchased Loan to Purchaser free and clear of any lien, pledge, charge, claim, security interest or other encumbrance, and Seller has not sold, assigned or otherwise transferred any right or interest in or to such Purchased Loan and has not pledged such Purchased Loan as collateral for any debt or other purpose, except as contemplated under this Agreement.
(b)    As of the Origination Date, each Purchased Loan complies with Applicable Laws in all material respects, including, without limitation, (i) the Federal Truth-in-Lending Act (and Regulation Z of the Consumer Financial Protection Bureau); (ii) the Equal Credit Opportunity Act and Regulation B of the Consumer Financial Protection Bureau; (iii) the Federal Trade Commission Act; (iv) all applicable state and federal securities laws; (v) all applicable usury laws; (vi) Title V of the Gramm-Leach-Bliley Act of 1999, as amended, and any implementing regulations; (vii) the Fair Credit Reporting Act; (viii) the Electronic Signatures in Global and National Commerce Act and any other applicable laws relating to the electronic execution of documents and instruments; (ix) the Electronic Funds Transfer Act; and (x) all amendments to and rules and regulations promulgated under the foregoing. Seller has not done anything to prevent or impair such Purchased Loan from being valid, binding and enforceable against the applicable Borrower.
(c)    To the actual knowledge of Seller, (i) the applicable Borrower has not asserted any defense, counter claim, offset or dispute and (ii) such Purchased Loan was and is free of any defense, offset, counterclaim or recoupment that could be asserted by the applicable Borrower.
(d)    The Purchased Loan is not in default and is not delinquent by more than 30 days in respect of any payment due thereunder.
(e)    The terms, covenants and conditions of such Purchased Loan have not been waived, altered, impaired, modified or amended in any material respect, except as previously disclosed in a written document to Purchaser or as otherwise allowed under the Loan Documents, which waiver, alteration, impairment, modification or amendment has been included in the related Loan Document Package.
(f)    (i) The loan grade, term and interest rate assigned by Seller, (ii) the loan identification number and initial principal balance on the date of issuance by Bank and (iii) the current principal balance (if different from the initial principal balance) of each Purchased Loan are reported correctly in all material respects by Seller to Purchaser through the Purchaser Online Account or otherwise through Seller’s online platform; provided, that Seller does not make any representation or warranty as to the correctness of any information provided by Borrower.

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(g)    The Purchased Loan is not a graduated payment loan, and does not have a shared appreciation or other contingent interest feature.
(h)    Based upon the information provided by the Borrower and the credit bureau, the Purchased Loan satisfies the Credit Criteria.
(i)    As of the applicable Origination Date, the Purchased Loan is denominated in U.S. dollars and the billing address provided by the related Borrower and the related bank account used for payments via ACH transfers on such Purchased Loan are each located in the United States or a U.S. territory.
(j)    The Purchased Loan was originated by a Bank and acquired by Seller from a Bank in accordance with the terms of the related loan sale agreement with such Bank.
(k)    As of the applicable Origination Date, the Bank funds disbursed by Bank to the Borrower in connection with the origination of the Purchased Loan were net of the applicable origination fees paid to Bank.
(l)    Each Purchased Loan specified on the list of Purchased Loans is readily identifiable by its respective loan identification number and loan listing number indicated therein and no other loan owned by, or in possession or control of Seller, has the same loan identification number or loan listing number as such Purchased Loan.
(m)    No notices to, or consents or approvals from, the applicable Borrower or any other Person are required by the terms of such Loan or otherwise for the consummation of the sale of such Loan under this Agreement to Purchaser, or if such notice, consent or approval is required, it has been or will be obtained.
(n)    Assuming the competency and capacity of the Borrower, as of the Origination Date, the Purchased Loan constitutes a valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally or to general equitable principles (whether considered in a proceeding in equity or at law).
(o)    The Purchased Loans are being transferred from Seller to Purchaser under this Agreement with the intention of removing them from Seller’s estate pursuant to Section 541 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et. seq., as amended from time to time. The sales, transfers and assignments by Seller of Purchased Loans made hereunder were not made for or on account of an antecedent debt to Purchaser.
(p)    The Purchased Loan constitutes a “payment intangible” within the meaning of the Article 9 of the UCC.
(q)    As of the Origination Date, the Purchased Loan is not subject to any laws under which the transfer thereof would be unlawful or void. Seller has not entered into any agreement with the related Borrower that prohibits the assignment of such Purchased Loan.
(r)    Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the applicable Borrower, directly or indirectly, for the payment of any amount required to be paid by such Borrower pursuant to the terms of the related Purchased Loan.

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In addition to the representations, warranties and covenants included in this Section 4.2, the Addendum with respect to the applicable Purchased Loans may include additional representations, warranties and covenants related to such Purchased Loans, which representations, warranties and covenants may be modified, revised or supplemented from time to time, and which representations, warranties and covenants are hereby incorporated into this Section 4.2.

4.3	Purchaser Representations, Warranties and Covenants.
As of the Effective Date and as of each Purchase Date, Purchaser hereby covenants, represents and warrants that:
(a)    Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is in good standing with every regulatory body having jurisdiction over its activities of Purchaser, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect on Purchaser. If Purchaser is a Bank, (i) Purchaser is chartered under U.S. federal or state banking laws, or (ii) Purchaser is a foreign depository institution that will act for purposes of this Agreement solely through United States branches that are subject to U.S. federal or state banking laws.
(b)     Purchaser has all requisite corporate power and authority to own its properties, carry on its business as and where now being conducted, execute and deliver this Agreement and the agreements to which it is or will become a party as contemplated by this Agreement, perform all its obligations hereunder and thereunder, and to carry out the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by Purchaser and is a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and by general principles of equity.
(c)    Purchaser has all material qualifications, regulatory permissions and/or licenses necessary for the acquisition of the Purchased Loans, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect on Purchaser.
(d)    Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated (assuming receipt of all necessary consents) by this Agreement nor compliance with its terms and conditions, shall conflict with or result in the breach of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance of any nature (except pursuant to a financing transaction with respect to the Purchased Loans entered into by Purchaser) upon the Purchased Loans unless otherwise agreed between the Parties in writing.
(e)    Purchaser will not be rendered Insolvent by the consummation of the transactions contemplated hereby. Purchaser is not purchasing any Purchased Loan with any intent to hinder, delay or defraud any of its creditors.
(f)    No consent, approval, authorization, registration, filing or order of any court or governmental or regulatory agency or body is required for the execution, delivery and performance by Purchaser of, or compliance by Purchaser with, this Agreement, or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization, registration, filing or order is required, Purchaser has obtained or will obtain it.
(g)    The consummation of the transactions contemplated by this Agreement, the execution and delivery of this Agreement and compliance with the terms of this Agreement shall not materially conflict

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with, result in a material breach of, constitute a default under or be prohibited by, Purchaser’s charter or other agreement relating to its organization, or any mortgage, indenture, deed of trust, loan or credit agreement or other agreement or instrument to which it is a party.
(h)    There is no litigation or action at law or in equity pending or, to the best of Purchaser’s knowledge, threatened against Purchaser and no proceeding or investigation of any kind is pending or, to the best of Purchaser’s knowledge, threatened in writing, by any federal, state or local governmental or administrative body against Purchaser that would reasonably be expected to have a Material Adverse Effect on Purchaser’s ability to purchase the Purchased Loans or Purchaser’s ability to consummate the transactions contemplated hereby.
(i)    Purchaser will not utilize Non-Public Borrower Data in any manner prohibited by the terms of Section 6.2.
(j)    Upon Seller’s request, Purchaser shall provide to Seller all necessary withholding and related tax documentation as required for the transactions contemplated hereunder. Purchaser shall bear and be solely responsible for its tax liability (including making all determinations of such liability and any positions related thereto) without any reliance on Seller.
(k)    If Purchaser plans or intends to sell, assign, transfer, pledge, hypothecate or otherwise dispose of Purchased Loan(s) or any other rights under this Agreement relating to the Purchased Loans, Purchaser will only use Seller’s publicly available information to describe Seller and its products (including the Purchased Loans) in any such solicitation. Purchaser shall otherwise obtain Seller’s prior written consent with respect to any additional descriptions, information or materials concerning or relating to Seller and its products (including the Purchased Loans) in any such solicitation.
ARTICLE 5.
INDEMNITY; REMEDIES

5.1	Seller’s Indemnification.
(s)    Indemnified Purchaser Party. Seller shall indemnify and hold harmless Purchaser and its Affiliates, trustees, directors, officers, employees, members, managers, representatives, stockholders and agents (each, an “Indemnified Purchaser Party”) from and against any claims, losses, damages, liabilities, costs and expenses (including, but not limited to, reasonable attorneys’ fees incurred in connection with the defense of any actual or threatened action, proceeding or claim, or any investigations with respect thereto) (collectively, “Losses”) to the extent that such Losses directly arise out of, and are imposed upon any such Indemnified Purchaser Party by reason of, (a) any material breach by Seller of any covenant, agreement, representation or warranty of Seller contained in this Agreement and (b) Seller’s gross negligence or willful misconduct in the performance of its duties under this Agreement.
(t)    Exceptions. Notwithstanding Section 5.1(a) above, Seller shall have no obligation to do any of the following: (i) except for acts or omissions that constitute fraud, gross negligence or willful misconduct of Seller or its employees or agents, indemnify any Indemnified Purchaser Party for any punitive damages or for any actual or lost profits of such Indemnified Purchaser Party, regardless of whether Seller knew or was aware of such possible Losses; (ii) indemnify or hold harmless an Indemnified Purchaser Party from and against any Losses to the extent such Losses result from the negligence or willful misconduct of or material breach of this Agreement by any potential Indemnified Purchaser Party; (iii) indemnify any Indemnified Purchaser Party from and against any Losses resulting from any material breach by Seller of any representation, warranty or covenant of Seller contained in Sections 4.1 or 4.2 (any claim with respect

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thereto, a “Specified Indemnity Claim”) if such Specified Indemnity Claim can be and is fully satisfied through the Repurchase Procedure or Resale Procedure pursuant to Section 5.1(e); (iv) indemnify any Indemnified Purchaser Party with respect to any Specified Indemnity Claim unless (A) the Purchased Loan(s) with respect to which such Losses are payable have become Charged Off Loan(s); and (B) the Purchased Loan(s) with respect to which such Losses are payable have been Charged Off Loan(s) for no more than 90 calendar days; (v) indemnify any Indemnified Purchaser Party with respect to any Specified Indemnity Claim for any amount in excess of the outstanding principal balance(s) of the applicable Purchased Loan(s) on the date the Purchased Loan(s) become Charged Off Loan(s); or (vi) indemnify any Indemnified Purchaser Party with respect to a Specified Indemnity Claim if the aggregate amount of all such Specified Indemnity Claims under this Agreement, the Servicing Agreement and any Multi-Party Agreement with respect to the applicable Addendum is less than or equal to the Indemnity Deductible. For the avoidance of doubt, Seller shall only be obligated to indemnify an Indemnified Purchaser Party with respect to Specified Indemnity Claims made after the applicable Indemnity Deductible has been satisfied and only for amounts in excess of the applicable Indemnity Deductible; provided, that if an Indemnity Deductible is satisfied but also exceeded by a particular Specified Indemnity Claim, Seller shall only be obligated to indemnify an Indemnified Purchaser Party with respect to the portion of the Specified Indemnity Claim that exceeds the applicable Indemnity Deductible.
(u)    Purchaser Claims Notice. Purchaser shall be responsible for making any claim for indemnity pursuant to this Section 5.1 on behalf of any Indemnified Purchaser Party. Purchaser shall provide prompt written notice (a “Purchaser Claims Notice”) to Seller describing any claim for indemnity pursuant to Section 5.1(a) within sixty (60) days after the date on which (A) Purchaser, (B) any other Person to whom such Purchased Loan shall have been sold, transferred or assigned or (C) any Person who shall have succeeded to the role of servicer of such Purchaser Loan, receives notice of, becomes aware of (or should have become aware of in the diligent exercise of their duties) or knows of the applicable breach. Furthermore, Purchaser shall include in each Purchaser Claims Notice regarding a Specified Indemnity Claim, for each affected Purchased Loan, (i) a certification of an authorized officer of Purchaser as to the satisfaction of each of the conditions to indemnification set forth in Section 5.1(e) and (ii) sufficient information and supporting documentation as may be necessary to describe the relevant details of the Specified Indemnity Claim and the underlying Purchased Loan (to the extent not otherwise known to Seller).
(v)    Seller Response Process. If Seller disagrees with the claim set forth in a Purchaser Claims Notice, Seller shall formally dispute the claim in a writing delivered to Purchaser within sixty (60) days of receipt of such Purchaser Claims Notice. If Seller does not elect to dispute the claim (and the applicable Indemnity Deductible has been satisfied), Seller shall do one of the following within ninety (90) days of its receipt of the Purchaser Claims Notice: (i) make payment of the applicable indemnification amount to Purchaser, (ii) commence the Repurchase Procedure, or (iii) commence the Resale Procedure. Notwithstanding the foregoing, Seller may only elect to carry out the Repurchase Procedure or the Resale Procedure (A) with respect to a Specified Indemnity Claim and (B) to the extent that any material breach giving rise to such claim has not been cured by Seller within ninety (90) days of receipt of the related Purchaser Claims Notice.
(w)    Specified Indemnity Claims.

(i)
General. Seller shall have no obligation to indemnify or hold harmless any Indemnified Purchaser Party from and against any Losses to the extent such Losses result from a Specified Indemnity Claim unless (i) Purchaser or, at its option, its subsequent transferee or assignee can transfer good and marketable title to the affected Purchased Loan on the date it is to be repurchased by Seller for the Repurchase Price or, at the direction of Seller, sold to a third party for the Resale

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Price, (ii) Purchaser is the party requesting such indemnification, and (iii) Purchaser shall have provided a Purchaser Claims Notice in respect thereof in accordance with the terms of Section 5.1(c). In addition, Purchaser shall cause each Person to whom a Purchased Loan is sold, transferred or assigned to agree in writing to provide prompt written notice to Purchaser of such Person’s notice or knowledge of the occurrence of any material breach of any representation, warranty or covenant of Seller contained in Sections 4.1 or 4.2.

(ii)
Repurchase Procedure. Subject to Sections 5.1(a) and 5.1(b), if Seller elects and implements the Repurchase Procedure with respect to a Purchased Loan, Seller shall have no further indemnity obligations to Purchaser for any breach of this Agreement with respect to such Purchased Loan.

Seller shall finalize and/or complete the Repurchase Procedure and pay the related Repurchase Price to Purchaser within 120 days of Seller’s receipt of the related Purchaser Claims Notice.
For the avoidance of doubt, if Seller implements the Repurchase Procedure, upon payment to Purchaser of the applicable Repurchase Price for the related Purchased Loan, the title to such Purchased Loan shall be transferred to Seller.

(iii)
Resale Procedure. Subject to Sections 5.1(a) and 5.1(b), if Seller elects and implements the Resale Procedure with respect to a Purchased Loan, Seller shall pay to Purchaser an amount equal to the positive difference, if any, between (x) the outstanding principal balance of such Purchased Loan as of the date of such resale and (y) the related Resale Price (any such positive difference, a “Resale Differential”).

Subject to the following paragraph, Seller shall finalize and/or complete the Resale Procedure, pay any due and owed Resale Differential payments to Purchaser and arrange for payment in full of the Resale Price by the applicable buyer(s) to Purchaser within 120 days of Seller’s receipt of the related Purchaser Claims Notice (“Resale Period”).
For the avoidance of doubt, if Seller implements the Resale Procedure, upon payment to Purchaser of the applicable Resale Price plus any due and owed Resale Differential for the related Purchased Loan, the title to such Purchased Loan shall be transferred to the third party purchaser. Furthermore, the obligations of Seller with respect to a Specified Indemnity Claim for which it has elected the Resale Procedure are not satisfied until the applicable Resale Price (together with any due and owed Resale Differential) has been received by Purchaser (or its designee) by wire transfer into the account Purchase shall specify prior to such sale (or such other payment method reasonably acceptable to Purchaser). Notwithstanding the Resale Period, in the event any proposed buyer fails to make the requisite payment of the Resale Price, Seller shall remain obligated to pay the full Resale Price (less any previously paid Resale Differential made in anticipation of a successful Resale Procedure sale) within sixty (60) days of Seller’s receipt of notice from Purchaser (or its designee) of such failed payment.

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(x)    Assignment and Multi-Party Agreements. For the avoidance of doubt, (a) Purchaser hereby acknowledges that it bears the risk of non-payment by the obligors of the Purchased Loans and associated credit-related losses in respect thereof, and indemnification shall not be available for any such non-payment or associated losses under this Agreement, (b) to the extent that that any rights of Purchaser hereunder, or under any executed Addendum, the Servicing Agreement or any Multi-Party Agreement are assigned or otherwise transferred to a third party in accordance with the terms of this Agreement or such other agreements, as applicable, any such assignee or beneficiary shall not, unless consented to in writing by Seller, be permitted to claim indemnification hereunder and, in the case any such consent shall have been provided by Seller, shall be bound by the limits on indemnification contained in this Section 5.1 as if such assignee or beneficiary were Purchaser, and such assignee or beneficiary may only claim indemnity in conjunction with, or in place of, Purchaser and (c) multiple recoveries for any single breach shall not be permitted.

5.2	Purchaser’s Indemnification.
(l)    Purchaser shall indemnify and hold harmless Seller and its Affiliates, trustees, directors, officers, employees, members, managers, representatives, stockholders and agents (each, an “Indemnified Seller Party”) from and against any Losses incurred by Seller in connection with this Agreement, except to the extent that such Losses arise out of, and are imposed upon any such Indemnified Seller Party by reason of, any material breach by Seller of any covenant, agreement, representation or warranty of Seller contained in this Agreement. Seller shall provide prompt written notice (a “Seller Claims Notice”, and together with a Purchaser Claims Notice and as the context suggests, each a “Claims Notice”) to Purchaser of any claim for indemnity pursuant to this Section 5.2. In the case of any claim for indemnity made pursuant to this Section 5.2, if Purchaser does not dispute the claim made by Seller in writing within sixty (60) days of receipt of the related Seller Claims Notice, Purchaser shall make payment of the applicable indemnification amount to Seller within ninety (90) days of receipt of the related Seller Claims Notice.
(m)    Notwithstanding Section 5.2(a), Purchaser shall have no obligation to do any of the following: (i) except for acts or omissions that constitute fraud, gross negligence or willful misconduct of Purchaser or its employees or agents, indemnify any Indemnified Seller Party for any punitive damages or for any actual or lost profits of such Indemnified Seller Party, regardless of whether Purchaser knew or was aware of such possible Losses; or (ii) indemnify or hold harmless an Indemnified Seller Party from and against any Losses to the extent such Losses result from the negligence or willful misconduct of or breach of this Agreement by any Indemnified Seller Party.

5.3	Notice of Claims.
Each Party against whom a claim for indemnity pursuant to this Article 5 shall have been made (each, an “Indemnifying Party”) shall have the right to defend the Person seeking such indemnity (each, an “Indemnified Party”) with counsel of such Indemnifying Party’s choice in respect of any third party claim, so long as (i) such counsel is reasonably satisfactory to the Indemnified Party, (ii) the Indemnifying Party shall have provided written notice to the Indemnified Party, within thirty (30) days after receipt by the Indemnifying Party of the related Claims Notice, indicating that the Indemnifying Party will indemnify the Indemnified Party in accordance with the terms of this Article 5, and (iii) the Indemnifying Party conducts the defense of the third party claim or matter actively and diligently. The Indemnified Party shall have the right to retain separate co-counsel at its sole cost and expense and participate in the defense of any such claim or matter; provided, that any related attorneys’ fees shall not be indemnifiable Losses. Knowledge by an Indemnified Party of any breach or non-compliance hereunder shall not constitute a waiver of such Indemnified Party’s rights and remedies under this Agreement, provided that such Indemnified Party shall

MASTER LOAN PURCHASE AGREEMENT – Page 18

have notified the applicable Indemnifying Party of such breach or non-compliance in a timely manner and in accordance with the terms of this Article 5. No express or implied waiver by an Indemnified Party of any default hereunder shall in any way be, or be construed to be, a waiver of any other default. The failure or delay of an Indemnified Party to exercise any of its rights granted hereunder regarding any default shall not constitute a waiver of any such right as to any other default, and any single or partial exercise of any particular right granted to an Indemnified Party hereunder shall not exhaust the same or constitute a waiver of any other right provided herein.
ARTICLE 6.
ADDITIONAL COVENANTS

6.1	Confidentiality
(n)    During the term of this Agreement, a Party (the “Recipient”) may receive or have access to certain information of the other Party (the “Discloser”) including, though not limited to, records, documents, proprietary information, technology, software, trade secrets, financial and business information, or data related to such other Party’s products (including the discovery, invention, research, improvement, development, manufacture, or sale thereof), processes, or general business operations (including sales, costs, profits, pricing methods, organization, employee or customer lists and process), whether oral, written, or communicated via electronic media or otherwise disclosed or made available to a Party or to which a Party is given access pursuant to this Agreement by the other Party, and any information obtained through access to any information assets or information systems (including computers, networks, voice mail, etc.), that, if not otherwise described above, is of such a nature that a reasonable person would believe to be confidential (together, “Confidential Information”). In addition to the foregoing, this Agreement shall also be deemed to be “Confidential Information.” Recipient shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination, or publication of the Confidential Information as Recipient uses to protect its own Confidential Information of a like nature. Recipient’s obligations shall only extend to (a) information that is marked as confidential at the time of disclosure, (b) information that is unmarked (e.g., orally, visually or tangibly disclosed) but which the Discloser informs the Recipient should be treated as confidential at the time of disclosure, or (c) information that a reasonable person would understand to be confidential. This Agreement imposes no obligation upon Recipient with respect to information that: (1) was in Recipient’s possession before receipt from Discloser as evidenced by its books and records prior to the receipt of such information; (2) is or becomes a matter of public knowledge through no fault of Recipient, or its employees, consultants, advisors, officers or directors or Affiliates; (3) is rightfully received by Recipient from a third party without a duty of confidentiality; (4) is disclosed by Discloser to a third party without a duty of confidentiality on the third party; (5) is independently developed by Recipient without reference to the Confidential Information; (6) is disclosed under operation of law (including in connection with a regulatory examination of Purchaser or any of its Affiliates); or (7) is disclosed by Recipient with Discloser’s prior written approval. In addition to the foregoing, Purchaser covenants that it will not use, and will not permit any Affiliate to use, in violation of any Applicable Law, any material non-public information that has been provided to it by Seller in Purchaser’s decision to invest in any securities issued by Seller, provided that the Loans and the Purchased Loans shall not be considered securities for the purposes of this Section 6.1(a). Recipient may disclose Confidential Information to its officers, directors, employees, trustees, members, partners, potential and existing financing sources (including, with respect to Purchaser, any potential or existing investor in, and Person acting as a trustee or service provider in connection with, asset-backed securities for which the Purchased Loans are included in the collateral or trust assets), advisors or representatives (including, without limitation, attorneys, accountants, insurers, rating agencies, consultants, bankers, financial advisors,

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custodian and backup servicer) (collectively, “Representatives”) who need to have access to such Confidential Information. Recipient shall be responsible for any breach of this Section 6.1 by any of its Representatives.
(o)    Loan Documentation Packages may include Confidential Information that also meets the definition of non-public personally identifiable information (“NPI”) regarding a Borrower as defined by Title V of the Gramm-Leach-Bliley Act of 1999 and implementing regulations (collectively, the “GLB Act”). To the extent that Purchaser has access to NPI through Loan Documentation Packages or any other source, Purchaser agrees that such information will not be disclosed or made available to any third party, agent or employee for any reason whatsoever, other than with respect to: (1) Purchaser’s authorized employees, agents or representatives on a “need to know” basis in order for Purchaser to perform its obligations under this Agreement and other agreements related to the Purchased Loans, provided that such agents or representatives are subject to a confidentiality agreement which shall be consistent with and no less restrictive than the provisions of this Article 6; and (2) as required by law or as otherwise permitted by this Agreement or the GLB Act regarding “Privacy” of NPI, either during the term of this Agreement or after the termination of this Agreement, provided that, prior to any disclosure of NPI as required by Applicable Law, Purchaser shall, if permitted by Applicable Law, (i) not disclose any such information until it has notified Seller in writing of all actual or threatened legal compulsion of disclosure, and any actual legal obligation of disclosure promptly upon becoming so obligated, and (ii) cooperate to the fullest extent possible with all lawful efforts by Seller to resist or limit disclosure. To the extent that Purchaser maintains or accesses any NPI, Purchaser shall comply with all Applicable Law regarding use, disclosure and safeguarding of any and all consumer information and will maintain a comprehensive written information security program, in compliance with Applicable Law, which shall include all necessary measures, including the establishment and maintenance of appropriate policies, procedures and technical, physical, and administrative safeguards, to (w) ensure the security and confidentiality of the NPI, (x) protect against any foreseeable threats or hazards to the security or integrity of NPI, (y) protect against unauthorized access to or use of such information, and (z) ensure appropriate disposal of NPI.
(p)    Should there be any unauthorized release or breach of NPI maintained by a Party (“Data Breach”), such Party agrees to immediately provide notice to the other Party of same and shall specify the corrective action that was or will be taken. The breached or releasing Party shall assess the nature and scope of any Data Breach and specifically identify the NPI that has or may have been improperly accessed, released or misused. The breached or releasing Party shall take reasonable and appropriate steps to contain and control any Data Breach relating to the NPI and assist the other Party at the expense of the breached or releasing Party with all reasonably requested steps needed to notify Borrowers of any such Data Breach.
(q)    Following the termination of this Agreement, each Party agrees that it will return or destroy all copies of Confidential Information of the other Party, without retaining any copies thereof, and destroy all copies of any analyses, compilations, studies or other documents prepared by it or for its use containing or reflecting any Confidential Information; provided, however, that each Party may retain such limited copies or materials containing Confidential Information of the other Party for customary document retention and audit purposes, as required by Applicable Law, and subject to the terms of this Agreement.

6.2	No Use of Non-Public Borrower Data
In the course of purchasing and holding Purchased Loans, Purchaser may have access to certain information concerning Borrowers. Such information could include any and all items included in a Loan Document Package and all information included in a listing for an Eligible Loan (the “Borrower Data”). Certain of the Borrower Data is published in connection with an Eligible Loan, and other information, included in certain documents in the Loan Document Package, is not publicly disclosed and may constitute

MASTER LOAN PURCHASE AGREEMENT – Page 20

NPI (collectively, “Non-Public Borrower Data”). Purchaser shall not utilize Non-Public Borrower Data for any purpose not in connection with the transactions contemplated under this Agreement, and shall not contact any Borrower for any purpose.
ARTICLE 7.
REPURCHASE OBLIGATION

7.1	Repurchase for Verified ID Fraud.
In the event that any Purchased Loan sold by Seller to Purchaser hereunder experiences an occurrence of fraud as evidenced by:

(i)	Obtaining an identity theft report (“ID Theft Report”) from law enforcement; and

(ii)	preparation of a completed Federal Trade Commission or company-specific equivalent ID Theft Affidavit,
Seller shall repurchase such Purchased Loan at an amount equal to the related Article 7 Repurchase Price within thirty (30) days of its review and approval of the foregoing.

7.2	Repurchase Procedures.
For each repurchase of a Purchased Loan under Section 7.1, the “Article 7 Repurchase Price” to be paid by Seller shall be equal to the original Purchase Price of the Purchased Loan, minus all principal payments, if any, received by Purchaser with respect to such Purchased Loan after the Purchase Date. Upon receipt of such Article 7 Repurchase Price, Purchaser shall transfer its interest in such repurchased Purchased Loan to Seller on an “AS-IS,” “WHERE-IS” basis, without any representations or warranties other than with respect to Purchaser’s clear and marketable title to such repurchased Purchased Loan. Any repurchase by Seller pursuant to Section 7.1 shall be made by the wire transfer of immediately available funds to the bank account as designated by Purchaser.
ARTICLE 8.
TERM AND TERMINATION

8.1	Term.
(d)     Either Party may, in its sole discretion, terminate an executed and outstanding Addendum by providing the other Party with at least thirty (30) days prior written notice of the termination date; provided that any Purchase Commitments of Purchaser with respect to Eligible Loans satisfying the Credit Criteria on the applicable Addendum (whether funded or unfunded) outstanding on the termination date shall remain in full force and effect. For the avoidance of doubt, this Agreement and any other outstanding Addenda shall remain in full force and effect unless separately terminated.
(e)    Unless earlier terminated pursuant to this Section 8.1 or Section 8.2, this Agreement (and, for the avoidance of doubt, all executed and outstanding Addenda) shall terminate on the date that is three (3) years after the Effective Date; provided, that the Parties may agree to extend the term of this Agreement (and, for the avoidance of doubt, all executed and outstanding Addenda) in writing at any time. Either Party may, in its sole discretion, terminate this Agreement (which, for the avoidance of doubt, shall include the termination of all executed and outstanding Addenda) without cause by providing the other Party with at least thirty (30) days prior written notice of the termination date; provided that any Purchase

MASTER LOAN PURCHASE AGREEMENT – Page 21

Commitments of Purchaser (whether funded or unfunded) outstanding on the termination date shall remain in full force and effect.

8.2	Termination.
(a)    Purchaser reserves the right to terminate this Agreement (which, for the avoidance of doubt, shall simultaneously terminate all executed and outstanding Addenda) immediately upon the occurrence of any of the following events (each an “Event of Default”); provided that any Purchase Commitments of Purchaser (whether funded or unfunded) outstanding on the termination date shall remain in full force and effect:

(i)
Seller shall fail to perform or observe any material obligation, covenant or agreement contained in this Agreement and such failure shall continue for more than thirty (30) days after Seller’s receipt of Purchaser’s written demand that Seller cure such failure;

(ii)	Seller shall become Insolvent, or there is a substantial cessation of its regular course of business, or a receiver or trustee of Seller’s assets is appointed;

(iii)
Any material representation or warranty of Seller contained in this Agreement (other than under Section 4.1 or 4.2 if Seller is and/or has complied with Section 5.1) shall prove to have been materially false or misleading when made, and such misstatement shall not be cured within thirty (30) days after Seller’s receipt of Purchaser’s written demand that Seller cure such misstatement;

(iv)
Seller shall cease to be in good standing with any Regulatory Authority having oversight over the operations of Seller or Seller shall become subject to any regulatory action that would restrict or prohibit Seller from meeting its obligations under the terms of this Agreement;

(v)
There shall occur any change in any federal, state or local law, statute, regulation or order or in any requirement of any Regulatory Authority, which change (x) makes it illegal or impractical for Purchaser to purchase or own, or for Seller to sell, Loans, or (y) is reasonably expected to result in a Material Adverse Change to Seller or Purchaser; or

(vi)
The Servicing Agreement is terminated, or the arrangements under which Seller acquires Loans from all Banks are cancelled, suspended, prohibited or otherwise terminated. Seller shall provide Purchaser with written notice within three (3) Business Days of the occurrence of an Event of Default pursuant to this clause (vi).

In addition, this Agreement and, for the avoidance of doubt, all executed and outstanding Addenda, will automatically terminate if there shall be commenced by or against Seller any voluntary or involuntary bankruptcy petition, or Seller shall make an offer or assignment or compromise for the benefit of creditors.
(b)    Seller reserves the right to terminate this Agreement (and, for the avoidance of doubt, all executed and outstanding Addenda) and any unfunded Purchase Commitments immediately upon the occurrence of any of the following events:

MASTER LOAN PURCHASE AGREEMENT – Page 22

(i)
Seller is required, or a requirement has been imposed upon Seller, to comply with any risk retention rule (or other similar rule of similar effect) in connection with the transactions contemplated by this Agreement or any Multi-Party Agreement;

(ii)	Purchaser fails to fund a Purchaser Online Account in the amount and by the time required under Section 2.2 hereof;

(iii)
Purchaser shall fail to perform or observe any material obligation, covenant or agreement, contained in this Agreement or the Servicing Agreement and such failure shall continue for more than thirty (30) days after Purchaser’s receipt of Seller’s or Servicer’s written demand that Purchaser cure such failure;

(iv)
Any material representation or warranty of Purchaser contained in this Agreement or the Servicing Agreement, shall prove to have been materially false or misleading when made, and such misstatement shall not be cured within thirty (30) days after Purchaser’s receipt of Seller’s or Servicer’s written demand that Purchaser cure such misstatement;

(v)
Purchaser shall cease to be in good standing with any Regulatory Authority having oversight over the operations of Purchaser or Purchaser shall become subject to any regulatory action that would restrict or prohibit Purchaser from meeting its obligations under the terms of this Agreement;

(vi)
Purchaser shall become Insolvent, or Purchaser ceases to do business as a going concern, or there is a substantial cessation of its regular course of business, or a receiver or trustee of Purchaser’s assets is appointed;

(vii)	The arrangements under which Seller acquires Loans from a Bank are cancelled, suspended, prohibited or otherwise terminated by a Bank for reason other than an event of default or action of Seller;

(viii)
There shall occur any change in any federal, state or local law, statute, regulation or order or in any requirement of any Regulatory Authority, which change (x) makes it illegal or impractical for Purchaser to purchase or own, or for Seller to sell, Loans, or (y) is reasonably expected to result in a Material Adverse Change to Seller or Purchaser; or

(ix)
The Servicing Agreement is terminated, LendingClub is terminated as Servicer, or the arrangements under which Seller acquires Loans from any Bank is cancelled, suspended, prohibited or otherwise terminated.

In addition, this Agreement (and, for the avoidance of doubt, all executed and outstanding Addenda) will automatically terminate if there shall be commenced by or against Purchaser or any related party in the transactions contemplated hereby any voluntary or involuntary bankruptcy petition, or Purchaser shall make an offer or assignment or compromise for the benefit of creditors.

8.3	Effect of Termination.
Upon the termination of this Agreement (which shall, for the avoidance of doubt, include the termination of all executed and outstanding Addenda), all of the obligations of Purchaser to purchase Loans

MASTER LOAN PURCHASE AGREEMENT – Page 23

and of Seller to sell Loans shall cease, other than those Eligible Loans that are subject to any outstanding Purchase Commitments. The obligations of Purchaser and Seller hereunder with respect to all outstanding Purchased Loans shall continue in full force and effect until all Purchased Loans have been paid in full or are otherwise discharged or expire. The provisions of Article 5, Article 6, Article 7 and Section 9.16 shall survive any termination of this Agreement.

ARTICLE 9
MISCELLANEOUS

9.1	Notices.
All notices and other communications hereunder will be in writing and will be deemed to have been duly given when delivered in person, by facsimile or email with answer back, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:
if to Purchaser:
INSERT ADDRESS
Attention:
Email Address:
With a copy to (which will not constitute notice):
INSERT ADDRESS
Attention:
Email Address:
if to Seller:
LendingClub Corporation
71 Stevenson St., Suite 300
San Francisco, CA 94105
Attention: SVP, Institutional Group
E-mail Address: jbogan@lendingclub.com
With a copy to (which will not constitute notice):
LendingClub Corporation
71 Stevenson St., Suite 300
San Francisco, CA 94105
Attention: General Counsel
E-mail Address: jaltieri@lendingclub.com
or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person will be deemed effective upon delivery. Any notice or communication sent by facsimile, email, or air courier will be deemed effective on the first Business Day at the place at which such notice or communication is received following the day on which such notice or communication was sent. Any notice or communication sent by registered

MASTER LOAN PURCHASE AGREEMENT – Page 24

or certified mail will be deemed effective on the third Business Day at the place from which such notice or communication was mailed following the day on which such notice or communication was mailed.

9.2	Amendment; Waiver.
Except as otherwise expressly provided herein, Purchaser and Seller may amend this Agreement, from time to time, in a writing signed by duly authorized representatives of Seller and Purchaser. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the Party against whom such waiver or modification is sought to be enforced.

9.3	Cumulative Rights.
All rights and remedies of the parties hereto under this Agreement shall, except as otherwise specifically provided herein, be cumulative and non-exclusive of any rights or remedies which they may have under any other agreement or instrument, by operation of law, or otherwise.

9.4	Assignment.
The rights and obligations of either Party under this Agreement shall not be assigned without the prior written consent of the other Party, and any such assignment without the prior written consent of the other Party shall be null and void. This Section 9.4 shall not in any way prohibit or limit Purchaser’s ability to assign, pledge, hypothecate or otherwise dispose of Purchased Loans or its other rights under this Agreement relating to the Purchased Loans included in such assignment, pledge, hypothecation, or other disposition, subject to any applicable limitations thereon described in this Agreement, the Servicing Agreement and any Multi-Party Agreement.
9.5    Cooperation in Financing Efforts.
In the event that Purchaser seeks to arrange financing to facilitate its purchase of Loans, Seller will cooperate with Purchaser’s efforts, including: (i) considering reasonable amendments to this Agreement (and requesting any required consents or approvals) to contemplate such financing arrangements; (ii) considering a reasonable multi-party or similar agreement with Purchaser and Purchaser’s source of financing (and requesting any required consents or approvals); and (iii) considering consent to Purchaser’s assignment of its obligations under this Agreement (and requesting any required consents or approvals) in connection with a securitization transaction or rights offering. In each case, Seller’s consent to such amendments, modifications or agreements will be in the sole and absolute discretion of Seller and, in addition, will take into account any additional costs, liabilities or operational obligations that may be requested.

9.6	Place of Delivery, Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by Purchaser and shall be deemed to have been made in the State of Delaware.
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.
EACH PARTY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND/OR STATE COURTS OF THE STATE OF DELAWARE FOR

MASTER LOAN PURCHASE AGREEMENT – Page 25

PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, OR ANY DOCUMENT DELIVERED PURSUANT HERETO BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO ITS RESPECTIVE ADDRESS SPECIFIED AT THE TIME FOR NOTICES UNDER THIS AGREEMENT.
EACH PARTY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

9.7	Limitation of Liability.
EXCEPT FOR ACTS OR OMISSION THAT CONSTITUTE FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS RESPECTIVE AFFILIATES, BENEFICIARIES, ASSIGNEES OR SUCCESSORS (BY ASSIGNMENT OR OTHERWISE) BE LIABLE TO THE OTHER PARTY OR TO ANY OTHER ENTITY FOR ANY LOST PROFITS, COSTS OF COVER, OR OTHER SPECIAL DAMAGES, OR ANY PUNITIVE, EXEMPLARY, REMOTE, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES, UNDER THIS AGREEMENT INCURRED OR CLAIMED BY ANY PARTY OR ENTITY (OR SUCH PARTY OR ENTITY’S OFFICERS, DIRECTORS, STOCKHOLDERS, MEMBERS OR OWNERS), HOWEVER CAUSED, ON ANY THEORY OF LIABILITY.
9.8    Successors and Assigns
Subject to Section 9.4, this Agreement shall bind and inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.
9.9    Severability.
Any part, provision, representation or warranty of this Agreement that is prohibited or not fully enforceable in any jurisdiction, will be ineffective only to the extent of such prohibition or unenforceability without otherwise invalidating or diminishing either Party’s rights hereunder or under the remaining provisions of this Agreement in such jurisdiction, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable in any respect any such provision in any other jurisdiction.

9.10	Entire Agreement.
As of the Effective Date, Seller and Purchaser hereby acknowledge and agree that this Agreement, together with the exhibits hereto, and any Addenda executed and delivered in connection herewith, represent the complete and entire agreement between the Parties, and shall supersede all prior written or oral statements, agreements or understandings between the Parties relating to the subject matter of this Agreement.

MASTER LOAN PURCHASE AGREEMENT – Page 26

9.11    Further Assurances. Each Party, upon the reasonable written request of the other Party, shall execute and deliver to such other Party any reasonably necessary or appropriate additional documents, instruments or agreements as may be reasonably necessary or appropriate to effectuate the purposes of this Agreement or the consummation of the transactions contemplated hereunder. Each Party also agrees to perform its respective obligations under this Agreement in material compliance with Applicable Law and to reasonably cooperate in good faith with the other in resolving compliance with Applicable Law issues.

9.12	No Joint Venture or Partnership.
Each Party (including any of its respective permitted successors and assignees) acknowledges and agrees that such Party will not hold itself out as an agent, partner or co-venturer of the other Party and that this Agreement and the transactions contemplated hereby including the payment of any fees, any expense reimbursement or any referral fee are not intended and do not create an agency, partnership, joint venture or any other type of relationship between or among the Parties, except to the extent that any independent contractual relationship established hereby.
9.13    Exhibits and Addenda.
The exhibits to this Agreement and any executed and delivered Addenda are hereby incorporated and made a part hereof and are an integral part of this Agreement.
9.14    Costs
Each of Purchaser and Seller shall bear its own costs and expenses in connection with this Agreement, including without limitation any commissions, fees, costs, and expenses, including those incurred in relation to due diligence performed or legal services provided in connection with this Agreement.
9.15    Counterparts
This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties agree that this Agreement and signature pages may be transmitted between them by facsimile or by electronic mail and that faxed and PDF signatures may constitute original signatures and that a faxed or PDF signature page containing the signature (faxed, PDF or original) is binding upon the parties.
9.16    No Petition
Notwithstanding any prior termination of this Agreement, to the fullest extent permitted by Applicable Law, each Party agrees that it shall not institute, or join any other Person in instituting, a petition or a proceeding that causes (a) the other Party to be a debtor under any federal or state bankruptcy or similar insolvency law or (b) a trustee, conservator, receiver, liquidator, or similar official to be appointed for such other Party or any substantial part of any of its property.
9.1    Force Majeure
If any Party anticipates being unable or is rendered unable, wholly or in part, by an extreme and unexpected force outside the control of such Party (including, but not limited to, act of God, legislative enactments, strikes, lock-outs, riots, acts of war, epidemics, fire, communication line or power failure, earthquakes or other disasters) to carry out its obligations under this Agreement, that Party shall give to the other Party in a commercially reasonable amount of time written notice to that effect, the expected duration

MASTER LOAN PURCHASE AGREEMENT – Page 27

of the inability to perform and assurances that all available means will be employed to continue and/or restore performance. Upon receipt of the written notice, the affected obligations of the Party giving the notice shall be suspended so long as such Party is reasonably unable to so perform and such Party shall have no liability to the other for the failure to perform any suspended obligation during the period of suspension; however, the other Party may at its option terminate this Agreement.
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MASTER LOAN PURCHASE AGREEMENT – Page 28

MASTER LOAN PURCHASE AGREEMENT – Page 29

IN WITNESS WHEREOF, the parties hereto have caused to be duly authorized, executed and delivered, as of the date first above written, this MASTER LOAN PURCHASE AGREEMENT.

PURCHASER: [______________] By: __________________________
Name:
Title:

SELLER: LENDINGCLUB CORPORATION By: _____________________________
Name:
Title:

MASTER LOAN PURCHASE AGREEMENT – Signature Page

PRIME LOAN PROGRAM
ADDENDUM NO. 1 TO MASTER LOAN PURCHASE AGREEMENT
This Addendum No. 1 to Master Loan Purchase Agreement (“Addendum No. 1”) is effective as of the date of execution by Purchaser and Seller. All capitalized terms that are used but not defined herein shall have the meanings ascribed to such terms in the Master Loan Purchase Agreement. All terms and provisions of this Addendum No. 1 shall be incorporated into and shall supplement the Master Loan Purchase Agreement with respect to Loans satisfying the Credit Criteria outlined in this Addendum No. 1. To the extent any provision of this Addendum No. 1 conflicts with any other provision of the Master Loan Purchase Agreement, the provision of this Addendum No. 1 shall govern.

I. Defined Terms

“Loan” means an unsecured consumer loan originated by Bank and acquired by Seller, which includes, on a whole loan basis, all right, title and interest of Bank, as holder of both the beneficial and legal title to such loan, including without limitation: (a) the related Loan Document Package, the related Records and all other loan documents, files and records for such Loan; (b) all proceeds from such loan (including without limitation any monthly payments, any prepayments and any other proceeds); (c) all Servicing Rights with respect to such loan; and (d) all other rights, titles, interests, benefits, proceeds, remedies and claims in favor or for the benefit of Bank (or its successors and assigns) arising from or relating to such loan.
“Credit Criteria” means the credit criteria and underwriting procedures of the Bank for making unsecured consumer loans that meet the credit threshold made publicly available by Seller, together with any modifications thereto (including, without limitation, modifications to allow such credit policy to be adopted by or applicable to any new Bank added after the Launch Date).
“Servicing Rights” has the meaning assigned to such term in the Servicing Agreement.

II. Loan Documents

1.	Truth in Lending Disclosure

2.	Borrower Credit Profile Authorization

3.	Borrower Bank Account Verification

4.	Loan Agreement

5.	Non-Negotiable Promissory Note (Note: form is included as Exhibit A to Loan Agreement)

6.	Applicable Privacy Notice (Note: form is included as Exhibit B to Loan Agreement)

7.	Borrower Membership Agreement

8.	Terms of Use

III. Purchase Instructions

The following provisions supplement those contained in Section 2.1 of the Master Loan Purchase Agreement with respect to Loans satisfying the Credit Criteria outlined in this Addendum No. 1:

MASTER LOAN PURCHASE AGREEMENT – Addendum No. 1 (Prime)

(a)In conjunction with the execution of this Addendum No. 1, Purchaser may provide to Seller completed Purchase Instructions (in the form set forth as Exhibit A to the Master Loan Purchase Agreement) regarding the characteristics of Eligible Loans (satisfying the Credit Criteria outlined in this Addendum No. 1) it wishes to purchase. If Purchaser provides Purchase Instructions to Seller, Purchaser shall also notify Seller in writing (via email or mail) of the Maximum Purchase Amount. Any Maximum Purchase Amount and Purchase Instructions provided by Purchaser to Seller shall be effective as of the date they are accepted by Seller in writing in its sole discretion and will apply for each subsequent calendar month during the Term of this Agreement, until canceled by either Party or superseded by a new Maximum Purchase Amount or Purchase Instruction. Purchaser hereby delegates to Seller the authority to make Purchase Commitments and purchase Eligible Loans on behalf of Purchaser through the Purchaser Online Account up to the Maximum Purchase Amount in accordance with any then-current Purchase Instructions. Upon selection of an Eligible Loan in accordance with the Purchase Instructions, Seller commits to offer Purchaser, and Purchaser hereby commits to purchase such Eligible Loan; provided, however, that any Non-Offered Loans shall be released and removed from any Purchase Commitment. All purchases pursuant to any Purchase Instructions shall be deemed to be in Purchaser’s sole discretion. Purchaser acknowledges that Seller makes no guaranty or warranty that Eligible Loans meeting the characteristics set forth in the Purchase Instructions will be available in any given month.

(b)For the avoidance of doubt, if Purchaser executes both Addendum No. 1 (Prime) and Addendum No. 2 (Super Prime) and wishes to provide Purchase Instructions for each set of Credit Criteria, Purchaser shall complete and deliver to Seller separate Purchase Instructions with each Addendum.

IV. Representations, Warranties and Covenants

The following representations, warranties and covenants supplement those contained in Section 4.2 of the Master Loan Purchase Agreement with respect to Loans satisfying the Credit Criteria outlined in this Addendum No. 1:
i.To the extent Seller makes any material changes or modifications to the Credit Criteria applicable to this Addendum No. 1, such changes or modifications shall be communicated to Purchaser in the same manner and method and to the same extent that such changes or modifications are communicated to the public.

ii.Based upon the information provided by the applicant, the Borrower under the Purchased Loan is an individual and not a corporation, partnership, association, or similar entity. For purposes of this Section IV(b), a single member limited liability company or other entity owned or operated by or passing through to an individual shall be deemed an entity and not an individual.

iii.The Purchased Loan is not a revolving line of credit or similar credit facility and no obligation to make any future advance to the Borrower exists or is contemplated with respect to such Purchased Loan.

iv.As of the applicable Origination Date, the Purchased Loan is fully amortizing with payments due monthly.

V. Termination

MASTER LOAN PURCHASE AGREEMENT – Addendum No. 1 (Prime)

The following provision supplements those contained in Section 8.2(a) of the Master Loan Purchase Agreement with respect to Loans satisfying the Credit Criteria outlined in this Addendum No. 1:
(a)    Purchaser reserves the right to terminate this Addendum No. 1 immediately upon written notice to Seller within five (5) Business Days of receipt of the notice set forth in Section IV(a) of this Addendum No. 1. For the avoidance of doubt, the Master Loan Purchase Agreement and any other outstanding Addenda shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum No. 1 as of the last date written below.

PURCHASER:                    SELLER:
[_____________________]                LENDINGCLUB CORPORATION

By: ____________________________        By: ____________________________
Name:                            Name:
Title:                            Title:
Date:                            Date:

MASTER LOAN PURCHASE AGREEMENT – Addendum No. 1 (Prime)

SUPER PRIME LOAN PROGRAM
ADDENDUM NO. 2 TO MASTER LOAN PURCHASE AGREEMENT
This Addendum No. 2 to Master Loan Purchase Agreement (“Addendum No. 2”) is effective as of the date of execution by Purchaser and Seller. All capitalized terms that are used but not defined herein shall have the meanings ascribed to such terms in the Master Loan Purchase Agreement. All terms and provisions of this Addendum No. 2 shall be incorporated into and shall supplement the Master Loan Purchase Agreement with respect to Loans satisfying the Credit Criteria outlined in this Addendum No. 2. To the extent any provision of this Addendum No. 2 conflicts with any other provision of the Master Loan Purchase Agreement, the provision of this Addendum No. 2 shall govern.

I. Defined Terms

“Loan” means an unsecured consumer loan originated by Bank and acquired by Seller, which includes, on a whole loan basis, all right, title and interest of Bank, as holder of both the beneficial and legal title to such loan, including without limitation: (a) the related Loan Document Package, the related Records and all other loan documents, files and records for such Loan; (b) all proceeds from such Loan (including without limitation any monthly payments, any prepayments and any other proceeds); (c) all Servicing Rights with respect to such loan; (d) all other rights, titles, interests, benefits, proceeds, remedies and claims in favor or for the benefit of Bank (or its successors and assigns) arising from or relating to such Loan.
“Credit Criteria” means the minimum credit criteria designated as Credit Criteria with respect to this Addendum No. 2 and provided by Seller to Purchaser from time to time in Seller’s sole discretion in accordance with the terms of Section IV(a) of this Addendum No. 2. For the avoidance of doubt, “Credit Criteria” for purposes of this Addendum No. 2 shall mean the version most recently provided by Seller to Purchaser.
“Servicing Rights” has the meaning assigned to such term in the Servicing Agreement.

II. Loan Documents

1.	Truth in Lending Disclosure

2.	Borrower Credit Profile Authorization

3.	Borrower Bank Account Verification

4.	Loan Agreement

5.	Non-Negotiable Promissory Note (Note: form is included as Exhibit A to Loan Agreement)

6.	Applicable Privacy Notice (Note: form is included as Exhibit B to Loan Agreement)

7.	Borrower Membership Agreement

8.	Terms of Use

III. Purchase Instructions

The following provisions supplement those contained in Section 2.1 of the Master Loan Purchase Agreement with respect to Loans satisfying the Credit Criteria outlined in this Addendum No. 2:

MASTER LOAN PURCHASE AGREEMENT – Addendum No. 2 (Super Prime)

(a)In conjunction with the execution of this Addendum No. 2, Purchaser may provide to Seller completed Purchase Instructions (in the form set forth as Exhibit A to the Master Loan Purchase Agreement) regarding the characteristics of Eligible Loans (satisfying the Credit Criteria outlined in this Addendum No. 2) it wishes to purchase. If Purchaser provides Purchase Instructions to Seller, Purchaser shall also notify Seller in writing (via email or mail) of the Maximum Purchase Amount. Any Maximum Purchase Amount and Purchase Instructions provided by Purchaser to Seller shall be effective as of the date they are accepted by Seller in writing in its sole discretion and will apply for each subsequent calendar month during the Term of this Agreement, until canceled by either Party or superseded by a new Maximum Purchase Amount or Purchase Instruction. Purchaser hereby delegates to Seller the authority to make Purchase Commitments and purchase Eligible Loans on behalf of Purchaser through the Purchaser Online Account up to the Maximum Purchase Amount in accordance with any then-current Purchase Instructions. Upon selection of an Eligible Loan in accordance with the Purchase Instructions, Seller commits to offer Purchaser, and Purchaser hereby commits to purchase such Eligible Loan; provided, however, that any Non-Offered Loans shall be released and removed from any Purchase Commitment. All purchases pursuant to any Purchase Instructions shall be deemed to be in Purchaser’s sole discretion. Purchaser acknowledges that Seller makes no guaranty or warranty that Eligible Loans meeting the characteristics set forth in the Purchase Instructions will be available in any given month.

(b)For the avoidance of doubt, if Purchaser executes both Addendum No. 1 (Prime) and Addendum No. 2 (Super Prime) and wishes to provide Purchase Instructions for each set of Credit Criteria, Purchaser shall complete and deliver to Seller separate Purchase Instructions with each Addendum.

IV. Representations, Warranties and Covenants

The following representations, warranties and covenants supplement those contained in Section 4.2 of the Master Loan Purchase Agreement with respect to Loans satisfying the Credit Criteria outlined in this Addendum No. 2:
(a)    Seller shall provide written notification to Purchaser at least ten (10) Business Days prior to any material changes or modifications to the Credit Criteria applicable to this Addendum No. 2. In addition to the notice required pursuant to this Section IV(a), Seller agrees to provide or otherwise make available to Purchaser a copy of the Credit Criteria then in effect upon Purchaser’s reasonable request.

(b)    Based upon the information provided by the applicant, the Borrower of the Purchased Loan is an individual and not a corporation, partnership, association, or similar entity. For purposes of this Section IV(b), a single member limited liability company or other entity owned or operated by or passing through to an individual shall be deemed an entity and not an individual.

(c)    The Purchased Loan is not a revolving line of credit or similar credit facility and no obligation to make any future advance to the Borrower exists or is contemplated with respect to such Purchased Loan.

(d)    As of the applicable Origination Date, the Purchased Loan is fully amortizing with payments due monthly.

V. Termination

MASTER LOAN PURCHASE AGREEMENT – Addendum No. 2 (Super Prime)

The following provision supplements those contained in Section 8.2(a) of the Master Loan Purchase Agreement with respect to Loans satisfying the Credit Criteria outlined in this Addendum No. 2:
(a)    Purchaser reserves the right to terminate this Addendum No. 2 immediately upon written notice to Seller within five (5) Business Days of receipt of the notice set forth in Section IV(a) of this Addendum No. 2. For the avoidance of doubt, the Master Loan Purchase Agreement and any other outstanding Addenda shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum No. 2 as of the last date written below.

PURCHASER:                    SELLER:
[_____________________]                LENDINGCLUB CORPORATION

By: ____________________________        By: ____________________________
Name:                            Name:
Title:                            Title:
Date:                            Date:

MASTER LOAN PURCHASE AGREEMENT – Addendum No. 2 (Super Prime)

NEAR PRIME LOAN PROGRAM
ADDENDUM NO. 3 TO MASTER LOAN PURCHASE AGREEMENT
This Addendum No. 3 to Master Loan Purchase Agreement (“Addendum No. 3”) is effective as of the date of execution by Purchaser and Seller. All capitalized terms that are used but not defined herein shall have the meanings ascribed to such terms in the Master Loan Purchase Agreement. All terms and provisions of this Addendum No. 3 shall be incorporated into and shall supplement the Master Loan Purchase Agreement with respect to Loans satisfying the Credit Criteria outlined in this Addendum No. 3. To the extent any provision of this Addendum No. 3 conflicts with any other provision of the Master Loan Purchase Agreement, the provision of this Addendum No. 3 shall govern.

I. Defined Terms

“Loan” means an unsecured, consumer loan originated by Bank and acquired by Seller, which includes, on a whole loan basis, all right, title and interest of Bank, as holder of both the beneficial and legal title to such loan, including without limitation: (a) the related Loan Document Package, the related Records and all other loan documents, files and records for such Loan; (b) all proceeds from such Loan (including without limitation any monthly payments, any prepayments and any other proceeds); (c) all Servicing Rights with respect to such loan; and (d) all other rights, titles, interests, benefits, proceeds, remedies and claims in favor or for the benefit of Bank (or its successors and assigns) arising from or relating to such Loan.
“Credit Criteria” means the minimum credit criteria for near prime Loans designated as Credit Criteria with respect to this Addendum No. 3 and provided by Seller to Purchaser from time to time in Seller’s sole discretion upon at least ten (10) Business Days’ notice in accordance with the terms of Section IV(a) of this Addendum No. 3. For the avoidance of doubt, “Credit Criteria” for purposes of this Addendum No. 3 shall mean the version most recently provided by Seller to Purchaser.
“Purchase Requirement” means a minimum aggregate dollar amount of applicable Purchase Commitments (to the extent Eligible Loans are available, offered by Seller to Purchaser, and subject to any Purchase Limitation) that Purchaser agrees to make in a given calendar month.

“Servicing Rights” has the meaning assigned to such term in the Servicing Agreement.

II. Loan Documents

1.Truth in Lending Disclosure

2.	Borrower Credit Profile Authorization

3.	Borrower Bank Account Verification

4.	Loan Agreement

5.	Non-Negotiable Promissory Note (Note: form is included as Exhibit A to Loan Agreement)

6.	Applicable Privacy Notice (Note: form is included as Exhibit B to Loan Agreement)

7.	Borrower Membership Agreement

8.	Terms of Use

MASTER LOAN PURCHASE AGREEMENT – Addendum No. 3 (Near Prime)

III. Purchase Requirement

The following provisions supplement those contained in Section 2.2 of the Master Loan Purchase Agreement with respect to Loans satisfying the Credit Criteria outlined in this Addendum No. 3:
(a)    With respect to Eligible Loans offered to Purchaser by Seller pursuant to the Credit Criteria specifications of this Addendum No. 3, Purchaser and Seller shall mutually agree in writing to a Purchase Requirement. At least thirty (30) days prior to the first day of each month, or as otherwise agreed between the Parties in writing, Seller and Purchaser will mutually agree as to the Purchase Requirement for such month. Such Purchase Requirement will go into effect on the first day of such month and will apply for each month going forward until Seller and Purchaser mutually agree in writing to modify such Purchase Requirement. For the avoidance of doubt, Seller may, but is not required to offer to Purchaser, an amount of Eligible Loans equal to the Purchase Requirement and its offer of no Eligible Loans or an amount of Eligible Loans that is less than the Purchase Requirement shall not constitute a breach of this Agreement.
(b)    Purchaser agrees to make a Purchase Commitment for all Eligible Loans offered to Purchaser by Seller pursuant to the Credit Criteria specifications outlined in this Addendum No. 3 (other than those that become Non-Offered Loans and to the extent Eligible Loans are available) in any given calendar month until such time as Purchaser has made Purchase Commitments for an amount of Eligible Loans (based upon Purchase Price) equal to the Purchase Requirement for such month. Each Eligible Loan offered to Purchaser by Seller, in Seller’s sole discretion, up to the Purchase Requirement will be deemed to be subject to a Purchase Commitment upon offer. After meeting the Purchase Requirement for any calendar month, upon the mutual agreement between Seller and Purchaser and to the extent Eligible Loans are available, Seller may offer, additional Eligible Loans during such month subject to the Purchase Limitation.

IV. Representations, Warranties and Covenants

The following representations, warranties and covenants supplement those contained in Section 4.2 of the Master Loan Purchase Agreement with respect to Loans satisfying the Credit Criteria outlined in this Addendum No. 3:
(a)    Seller shall provide written notification to Purchaser at least ten (10) Business Days prior to any material changes or modifications to the Credit Criteria applicable to this Addendum No. 3. In addition to the notice required pursuant to this Section IV(a), Seller agrees to provide or otherwise make available to Purchaser a copy of the Credit Criteria then in effect upon Purchaser’s reasonable request.

(b)    Based upon the information provided by the applicant, the Borrower of the Purchased Loan is an individual and not a corporation, partnership, association, or similar entity. For purposes of this Section IV(b), a single member limited liability company or other entity owned or operated by or passing through to an individual shall be deemed an entity and not an individual.

(c)    The Purchased Loan is not a revolving line of credit or similar credit facility and no obligation to make any future advance to the Borrower exists or is contemplated with respect to such Purchased Loan.

(d)    As of the applicable Origination Date, the Purchased Loan is fully amortizing with payments due monthly.

MASTER LOAN PURCHASE AGREEMENT – Addendum No. 3 (Near Prime)

V. Termination

The following provision supplements those contained in Section 8.2(a) of the Master Loan Purchase Agreement with respect to Loans satisfying the Credit Criteria applicable to this Addendum No. 3:
(a)    Purchaser reserves the right to terminate this Addendum No. 3 immediately upon written notice to Seller within five (5) Business Days of receipt of the notice set forth in Section IV(a) of this Addendum No. 3. For the avoidance of doubt, the Master Loan Purchase Agreement and any other outstanding Addenda shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum No. 3 as of the last date written below.

PURCHASER:                    SELLER:
[_____________________]                LENDINGCLUB CORPORATION

By: ____________________________        By: ____________________________
Name:                            Name:
Title:                            Title:
Date:                            Date:

MASTER LOAN PURCHASE AGREEMENT – Addendum No. 3 (Near Prime)

SMALL BUSINESS LOAN PROGRAM
ADDENDUM NO. 4 TO MASTER LOAN PURCHASE AGREEMENT
This Addendum No. 4 to Master Loan Purchase Agreement (“Addendum No. 4”) is effective as of the date of execution by Purchaser and Seller. All capitalized terms that are used but not defined herein shall have the meanings ascribed to such terms in the Master Loan Purchase Agreement. All terms and provisions of this Addendum No. 4 shall be incorporated into and shall supplement the Master Loan Purchase Agreement with respect to Loans satisfying the Credit Criteria outlined in this Addendum No. 4. To the extent any provision of this Addendum No. 4 conflicts with any other provision of the Master Loan Purchase Agreement, the provision of this Addendum No. 4 shall govern.

I. Program-Specific Defined Terms

“Loan” means a business loan originated and issued by Bank to a business entity (including a sole proprietorship) and acquired by Seller, which includes, on a whole loan basis, all right, title and interest of Bank, as holder of both the beneficial and legal title to such loan, including without limitation: (a) the related Loan Document Package, the related Records and all other loan documents, files and records for such loan; (b) all proceeds from such Loan (including without limitation any monthly payments, any prepayments and any other proceeds) and any related Personal Guaranty; (c) any collateral securing any of the foregoing; (d) all Servicing Rights with respect to such loan; and (e) all other rights, titles, interests, benefits, proceeds, remedies and claims in favor or for the benefit of Bank (or its successors and assigns) arising from or relating to such loan.
“Credit Criteria” means the minimum credit criteria for business Loans designated as Credit Criteria with respect to this Addendum No. 4 and provided by Seller to Purchaser from time to time in Seller’s sole discretion upon at least ten (10) Business Days’ notice in accordance with the terms of Section IV(a) of this Addendum No. 4. For the avoidance of doubt, “Credit Criteria” for purposes of this Addendum No. 4 shall mean the version most recently provided by Seller to Purchaser.

“Personal Guaranty” means, with respect to a Loan satisfying the Credit Criteria outlined in this Addendum No. 4, a guaranty by an individual person of all or any portion of the obligations under such loan, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Purchase Requirement” means a minimum aggregate dollar amount of applicable Purchase Commitments (to the extent Eligible Loans are available, offered by Seller to Purchaser, and subject to any Purchase Limitation) that Purchaser agrees to make in a given calendar month.

“Servicing Rights” has the meaning assigned to such term in the Servicing Agreement.

II. Loan Documents

1.	Loan Agreement

2.	Non-Negotiable Promissory Note (Note: form is included as Exhibit A to Loan Agreement)

3.	Applicable Privacy Notice (Note: form is included as Exhibit B to Loan Agreement)

MASTER LOAN PURCHASE AGREEMENT – Addendum No. 4 (Small Business)

4.	Borrower Membership Agreement

5.	Terms of Use

6.	Personal Guaranty

7.	Security Agreement (if applicable)

8.	UCC Financing Statements(s) (if applicable)

III. Purchase Requirement

The following provisions supplement those contained in Section 2.2 of the Master Loan Purchase Agreement with respect to Purchased Loans satisfying the Credit Criteria outlined in this Addendum No. 4:
(a)    With respect to Eligible Loans offered to Purchaser by Seller pursuant to the Credit Criteria specifications of this Addendum No. 4, Purchaser and Seller shall mutually agree in writing to a Purchase Requirement. At least thirty (30) days prior to the first day of each month, or as otherwise agreed between the Parties in writing, Seller and Purchaser will mutually agree as to the Purchase Requirement for such month. Such Purchase Requirement will go into effect on the first day of such month and will apply for each month going forward until Seller and Purchaser mutually agree in writing to modify such Purchase Requirement. For the avoidance of doubt, Seller may, but is not required to offer to Purchaser, an amount of Eligible Loans equal to the Purchase Requirement and its offer of no Eligible Loans or an amount of Eligible Loans that is less than the Purchase Requirement shall not constitute a breach of this Agreement.
(b)    Purchaser agrees to make a Purchase Commitment for all Eligible Loans offered to Purchaser by Seller pursuant to the Credit Criteria specifications outlined in this Addendum No. 4 (other than those that become Non-Offered Loans and to the extent Eligible Loans are available) in any given calendar month until such time as Purchaser has made Purchase Commitments for an amount of Eligible Loans (based upon Purchase Price) equal to the Purchase Requirement for such month. Each Eligible Loan offered to Purchaser by Seller, in Seller’s sole discretion, up to the Purchase Requirement will be deemed to be subject to a Purchase Commitment upon offer. After meeting the Purchase Requirement for any calendar month, upon the mutual agreement between Seller and Purchaser and to the extent Eligible Loans are available, Seller may offer, additional Eligible Loans during such month subject to the Purchase Limitation.

(c)    Seller may strive to allocate Eligible Loans among purchasers participating in the Loan Program covered by this Addendum No. 4 in an equitable manner so that all purchasers have an equitable opportunity to purchase Eligible Loans pursuant to the Credit Criteria specifications outlined in this Addendum No. 4. However, Purchaser acknowledges that Seller may, in its sole and absolute discretion, allocate Eligible Loans to participants in the Small Business Loan Program in a manner that does not result in all participants having an equal distribution of Eligible Loans, whether across grade, term or amount.

IV. Representations, Warranties and Covenants

The following representations, warranties and covenants supplement those contained in Section 4.2 of the Master Loan Purchase Agreement with respect to Purchased Loans satisfying the Credit Criteria outlined in this Addendum No. 4:
(a)    Seller shall provide written notification to Purchaser at least ten (10) Business Days prior to any material changes or modifications to the Credit Criteria applicable to this Addendum No. 4. In addition

MASTER LOAN PURCHASE AGREEMENT – Addendum No. 4 (Small Business)

to the notice required pursuant to this Section IV(a), Seller agrees to provide or otherwise make available to Purchaser a copy of the Credit Criteria then in effect upon Purchaser’s reasonable request.

(b)    The Purchased Loan is supported by a Personal Guaranty executed and delivered by a guarantor.
(c)    The guarantor making a Personal Guaranty in respect of such Purchased Loan has represented that he or she (1) is a U.S. citizen or permanent resident; (2) is at least 18 years of age; and (3) has a U.S. social security number; and to Seller’s actual knowledge, without independent investigation, no such guarantor representation is untrue.

(d)    The applicable Borrower in respect of such Purchased Loan has represented that it has an account at a U.S. financial institution with a routing transit number; and to Seller’s actual knowledge, without independent investigation, such Borrower representation is not untrue. In addition, the Borrower in respect of such Purchased Loan has represented that it has a valid email account; and to Seller’s actual knowledge, without independent investigation, such Borrower representation is not untrue.

(e)    The applicable Borrower of such Purchased Loan has represented that the proceeds of such Purchased Loan will be used only for a business, commercial, or agricultural purpose, including, without limitation, debt consolidation/refinance, inventory purchase, equipment purchase, working capital, remodel, acquisition of business location, marketing, emergency repairs, or other business purpose; and to Seller’s actual knowledge, without independent investigation, no such Borrower or guarantor representation is untrue.

(f)    Based upon the information provided by the applicant, the Borrower of the Purchased Loan is a corporation, partnership, association, or similar entity, and not an individual. For purposes of this Section IV(f), a single member limited liability company or other entity owned or operated by or passing through to an individual shall be deemed an entity and not an individual.

(g)    The Purchased Loan is not a revolving line of credit or similar credit facility and no obligation to make any future advance to the Borrower exists or is contemplated with respect to such Purchased Loan.
(h)    As of the applicable Origination Date, the Purchased Loan is fully amortizing with payments due monthly.

V. Termination

The following provision supplements those contained in Section 8.2(a) of the Master Loan Purchase Agreement with respect to Purchased Loans satisfying the Credit Criteria outlined in this Addendum No. 4:
(a)    Purchaser reserves the right to terminate this Addendum No. 4 immediately upon written notice to Seller within five (5) Business Days of receipt of the notice set forth in Section IV(a) of this Addendum No. 4. For the avoidance of doubt, the Master Loan Purchase Agreement and any other outstanding Addenda shall remain in full force and effect.

MASTER LOAN PURCHASE AGREEMENT – Addendum No. 4 (Small Business)

IN WITNESS WHEREOF, the parties hereto have executed this Addendum No. 4 as of the last date written below.

PURCHASER:                    SELLER:
[_____________________]                LENDINGCLUB CORPORATION

By: ____________________________        By: ____________________________
Name:                            Name:
Title:                            Title:
Date:                            Date:

MASTER LOAN PURCHASE AGREEMENT – Addendum No. 4 (Small Business)

MULTI-DRAW LINE OF CREDIT LOAN PROGRAM
ADDENDUM NO. 5 TO MASTER LOAN PURCHASE AGREEMENT
This Addendum No. 5 to Master Loan Purchase Agreement (“Addendum No. 5”) is effective as of the date of execution by Purchaser and Seller. All capitalized terms that are used but not defined herein shall have the meanings ascribed to such terms in the Master Loan Purchase Agreement. All terms and provisions of this Addendum No. 5 shall be incorporated into and shall supplement the Master Loan Purchase Agreement with respect to Loans satisfying the Credit Criteria outlined in this Addendum No. 5. To the extent any provision of this Addendum No. 5 conflicts with any other provision of the Master Loan Purchase Agreement, the provision of this Addendum No. 5 shall govern.

I. Program-Specific Defined Terms

“Credit Criteria” means the minimum credit criteria for Loans designated as Credit Criteria with respect to this Addendum No. 5 and provided by Seller to Purchaser from time to time in Seller’s sole discretion upon at least ten (10) Business Days’ notice in accordance with the terms of Section IV(a) of this Addendum No. 5. For the avoidance of doubt, “Credit Criteria” for purposes of this Addendum No. 5 shall mean the version most recently provided by Seller to Purchaser.
“Loan” means a single loan advance under a Line of Credit originated and issued by Bank to a business entity (including a sole proprietorship) under the Multi-Draw Line of Credit Loan Program and acquired by Seller, which includes, on a whole loan basis, all right, title and interest of Bank, as holder of both the beneficial and legal title to such loan, including without limitation: (a) the related Loan Document Package, the related Records and all other loan documents, files and records for such loan advance; (b) all proceeds from such loan advance (including without limitation any monthly payments, any prepayments and any other proceeds) and any related Personal Guaranty; (c) any collateral securing any of the foregoing; (d) all Servicing Rights with respect to such loan advance; and (e) all other rights, titles, interests, benefits, proceeds, remedies and claims in favor or for the benefit of Bank (or its successors and assigns) arising from or relating to such loan advance.
“Line of Credit” means each unconditionally cancellable, multi-draw revolving line of credit offered to a Borrower pursuant to the applicable Line Agreement (as defined in Section II of this Addendum No. 5) for purposes of the Multi-Draw Line of Credit Loan Program.
“Multi-Draw Line of Credit Loan Program” means Seller’s program of facilitating Loans to Borrowers that are business entities (including sole proprietorships) and offering sale of such Loans or investment in the income associated with such Loans to investors; provided, that each Loan offered for sale to investors under the Multi-Draw Line of Credit Loan Program corresponds to a single “loan advance” issued under a Borrower’s Line of Credit pursuant to the applicable Line Agreement (as defined in Section II of this Addendum No. 5).
“Personal Guaranty” means, with respect to a Loan satisfying the Credit Criteria outlined in this Addendum No. 5, a guaranty by an individual person of all or any portion of the obligations under such loan, as the same may be amended, restated, supplemented or otherwise modified from time to time.

MASTER LOAN PURCHASE AGREEMENT – Addendum No. 5 (Multi-Draw Line of Credit Loan Program)

“Purchase Requirement” means a minimum aggregate dollar amount of applicable Purchase Commitments (to the extent Eligible Loans are available, offered by Seller to Purchaser, and subject to any Purchase Limitation) that Purchaser agrees to make in a given calendar month.

“Servicing Rights” has the meaning assigned to such term in the Servicing Agreement.

II. Loan Documents

9.	Line Agreement (Multi-Draw Revolving Line of Credit)

10.	Non-Negotiable Promissory Note (Note: form is included as Exhibit A to Line Agreement)

11.	Borrower Membership Agreement

12.	Terms of Use

13.	Personal Guaranty

14.	Security Agreement (if applicable)

15.	UCC Financing Statements(s) (if applicable)

III. Purchase Requirement and Loan Program Mechanics

The following provisions supplement those contained in Section 2.2 of the Master Loan Purchase Agreement with respect to Purchased Loans satisfying the Credit Criteria outlined in this Addendum No. 5:
(a)    With respect to Eligible Loans offered to Purchaser by Seller pursuant to the Credit Criteria specifications of this Addendum No. 5, Seller and Purchaser shall mutually agree in writing to a Purchase Requirement. At least thirty (30) days prior to the first day of each month, or as otherwise agreed between the Parties in writing, Seller and Purchaser will mutually agree as to the Purchase Requirement for such month. Such Purchase Requirement will go into effect on the first day of such month and will apply for each month going forward until Seller and Purchaser mutually agree in writing to modify such Purchase Requirement. For the avoidance of doubt, Seller may, but is not required to offer to Purchaser, an amount of Eligible Loans equal to the Purchase Requirement and its offer of no Eligible Loans or an amount of Eligible Loans that is less than the Purchase Requirement shall not constitute a breach of this Agreement.
(b)    Purchaser agrees to make a Purchase Commitment for all Eligible Loans offered to Purchaser by Seller pursuant to the Credit Criteria specifications outlined in this Addendum No. 5 (other than those that become Non-Offered Loans and to the extent Eligible Loans are available) in any given calendar month until such time as Purchaser has made Purchase Commitments for an amount of Eligible Loans (based upon Purchase Price) equal to the Purchase Requirement for such month. Each Eligible Loan offered to Purchaser by Seller, in Seller’s sole discretion, up to the Purchase Requirement will be deemed to be subject to a Purchase Commitment upon offer. After meeting the Purchase Requirement for any calendar month, upon the mutual agreement between Seller and Purchaser and to the extent Eligible Loans are available, Seller may offer, additional Eligible Loans during such month subject to the Purchase Limitation.

(c)    Seller may strive to allocate Eligible Loans among purchasers participating in the Loan Program covered by this Addendum No. 5 in an equitable manner so that all purchasers have an equitable opportunity to purchase Eligible Loans pursuant to the Credit Criteria specifications outlined in this Addendum No. 5. However, Purchaser acknowledges that Seller may, in its sole and absolute discretion, allocate Eligible Loans to participants in the Multi-Draw Line of Credit Loan Program in a manner that does

MASTER LOAN PURCHASE AGREEMENT – Addendum No. 5 (Multi-Draw Line of Credit Loan Program)

not result in all participants having an equal distribution of Eligible Loans, whether across grade, term or amount.

(d)    Purchaser acknowledges that each Eligible Loan offered to Purchaser by Seller pursuant to the terms of this Addendum No. 5 constitutes a single “loan advance” made to a Borrower under such Borrower’s Line of Credit pursuant to the applicable Line Agreement. As a result, multiple investor participants in the Multi-Draw Line of Credit Loan Program may purchase Eligible Loans constituting “loan advances” issued under the same Line of Credit to a given Borrower. Purchaser further acknowledges that any payments received from a Borrower shall be treated as a payment against the entire Line of Credit under the Line Agreement and allocated pro rata among Purchaser and any other investors owning Loans corresponding to “loan advances” issued under the same Line of Credit as follows:

(i)	Billed fees; then

(ii)	Billed interest; then

(iii)	Billed principal; then

(iv)	Unbilled principal; then

(v)	Unbilled fees; then

(vi)	Unbilled interest.
For the avoidance of doubt, “pro rata” for purposes of each waterfall calculation above shall be separately based on each payment category. By way of example only, if Purchaser owns a Purchased Loan corresponding to a “loan advance” issued under a Line of Credit (and at least one additional “loan advance” has been extended to the Borrower under the Line of Credit), Purchaser’s “pro rata” allocation of “billed interest” in waterfall scenario (i) above with respect to that Purchased Loan would be calculated as (a) the amount of billed interest owed to Purchaser with respect to that Purchased Loan, divided by (b) the total amount of billed interest owed under that Line of Credit, multiplied by (c) the lesser of (i) the total payment received less any billed fees and (ii) the total billed interest under the Line of Credit. Notwithstanding the foregoing, all distributions and payments owed to Purchaser with respect to Purchased Loans shall be made by Servicer in accordance with the terms of the Servicing Agreement.

IV. Representations, Warranties and Covenants

The following representations, warranties and covenants supplement those contained in Section 4.2 of the Master Loan Purchase Agreement with respect to Purchased Loans satisfying the Credit Criteria outlined in this Addendum No. 5:
(a)    Seller shall provide written notification to Purchaser at least ten (10) Business Days prior to any material changes or modifications to the Credit Criteria applicable to this Addendum No. 5. In addition to the notice required pursuant to this Section IV(a), Seller agrees to provide or otherwise make available to Purchaser a copy of the Credit Criteria then in effect upon Purchaser’s reasonable request.

(b)    The Purchased Loan is supported by a Personal Guaranty executed and delivered by a guarantor.
(c)    The guarantor making a Personal Guaranty in respect of such Purchased Loan has represented that he or she (1) is a U.S. citizen or permanent resident; (2) is at least 18 years of age; and (3)

MASTER LOAN PURCHASE AGREEMENT – Addendum No. 5 (Multi-Draw Line of Credit Loan Program)

has a U.S. social security number; and to Seller’s actual knowledge, without independent investigation, no such guarantor representation is untrue.

(d)    The applicable Borrower in respect of such Purchased Loan has represented that it has an account at a U.S. financial institution with a routing transit number; and to Seller’s actual knowledge, without independent investigation, such Borrower representation is not untrue. In addition, the Borrower in respect of such Purchased Loan has represented that it has a valid email account; and to Seller’s actual knowledge, without independent investigation, such Borrower representation is not untrue.

(e)    The applicable Borrower of such Purchased Loan has represented that the proceeds of such Purchased Loan will be used only for a business, commercial, or agricultural purpose, including, without limitation, debt consolidation/refinance, inventory purchase, equipment purchase, working capital, remodel, acquisition of business location, marketing, emergency repairs, or other business purpose; and to Seller’s actual knowledge, without independent investigation, no such Borrower or guarantor representation is untrue.

(f)    Based upon the information provided by the applicant, the Borrower of the Purchased Loan is a corporation, partnership, association, or similar entity, and not an individual. For purposes of this Section IV(f), a single member limited liability company or other entity owned or operated by or passing through to an individual shall be deemed an entity and not an individual.

(g)    Seller represents and warrants that each Borrower and each other holder of a Loan under the same Line of Credit as such Purchased Loan (including Seller and its Affiliates, if applicable) has agreed to, and Seller shall cause any future holder of any such Loan to agree to, the same priority and sharing of payments as set forth in Section III(d) of this Addendum No. 5.

(h)    As of the applicable Origination Date, the Purchased Loan is fully amortizing with payments due monthly.

V. Termination

The following provision supplements those contained in Section 8.2(a) of the Master Loan Purchase Agreement with respect to Purchased Loans satisfying the Credit Criteria outlined in this Addendum No. 5:
(a)    Purchaser reserves the right to terminate this Addendum No. 5 immediately upon written notice to Seller within five (5) Business Days of receipt of the notice set forth in Section IV(a) of this Addendum No. 5. For the avoidance of doubt, the Master Loan Purchase Agreement and any other outstanding Addenda shall remain in full force and effect.

MASTER LOAN PURCHASE AGREEMENT – Addendum No. 5 (Multi-Draw Line of Credit Loan Program)

IN WITNESS WHEREOF, the parties hereto have executed this Addendum No. 5 as of the last date written below.

PURCHASER:                    SELLER:
[_____________________]                LENDINGCLUB CORPORATION

By: ____________________________        By: ____________________________
Name:                            Name:
Title:                            Title:
Date:                            Date:

MASTER LOAN PURCHASE AGREEMENT – Addendum No. 5 (Multi-Draw Line of Credit Loan Program)

SINGLE DRAW LINE OF CREDIT LOAN PROGRAM
ADDENDUM NO. 6 TO MASTER LOAN PURCHASE AGREEMENT
This Addendum No. 6 to Master Loan Purchase Agreement (“Addendum No. 6”) is effective as of the date of execution by Purchaser and Seller. All capitalized terms that are used but not defined herein shall have the meanings ascribed to such terms in the Master Loan Purchase Agreement. All terms and provisions of this Addendum No. 6 shall be incorporated into and shall supplement the Master Loan Purchase Agreement with respect to Loans satisfying the Credit Criteria outlined in this Addendum No. 6. To the extent any provision of this Addendum No. 6 conflicts with any other provision of the Master Loan Purchase Agreement, the provision of this Addendum No. 6 shall govern.

I. Program-Specific Defined Terms

“Credit Criteria” means the minimum credit criteria for Loans designated as Credit Criteria with respect to this Addendum No. 6 and provided by Seller to Purchaser from time to time in Seller’s sole discretion upon at least ten (10) Business Days’ notice in accordance with the terms of Section IV(a) of this Addendum No. 6. For the avoidance of doubt, “Credit Criteria” for purposes of this Addendum No. 6 shall mean the version most recently provided by Seller to Purchaser.

“Loan” means a single loan advance under a Line of Credit originated and issued by Bank to a business entity (including a sole proprietorship) under the Single Draw Line of Credit Loan Program and acquired by Seller, which includes, on a whole loan basis, all right, title and interest of Bank, as holder of both the beneficial and legal title to such loan, including without limitation: (a) the related Loan Document Package, the related Records and all other loan documents, files and records for such loan advance; (b) all proceeds from such loan (including without limitation any monthly payments, any prepayments and any other proceeds) and any related Personal Guaranty; (c) any collateral securing any of the foregoing; (d) all Servicing Rights with respect to such loan advance; and (e) all other rights, titles, interests, benefits, proceeds, remedies and claims in favor or for the benefit of Bank (or its successors and assigns) arising from or relating to such loan advance.
“Line of Credit” means each unconditionally cancellable, single draw non-revolving line of credit offered to a Borrower pursuant to the applicable Loan Agreement (as defined in Section II of this Addendum No. 6) for purposes of the Single Draw Line of Credit Loan Program.
“Personal Guaranty” means, with respect to a Loan satisfying the Credit Criteria outlined in this Addendum No. 6, a guaranty by an individual person of all or any portion of the obligations under such loan, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Purchase Requirement” means a minimum aggregate dollar amount of applicable Purchase Commitments (to the extent Eligible Loans are available, offered by Seller to Purchaser, and subject to any Purchase Limitation) that Purchaser agrees to make in a given calendar month.

“Servicing Rights” has the meaning assigned to such term in the Servicing Agreement.

MASTER LOAN PURCHASE AGREEMENT – Addendum No. 6 (Single Draw Line of Credit Loan Program)

“Single Draw Line of Credit Loan Program” means Seller’s program of facilitating Loans to Borrowers that are business entities (including sole proprietorships) and offering sale of such Loans or investment in the income associated with such Loans to investors; provided, that each Loan offered for sale to investors under the Single Draw Line of Credit Loan Program corresponds to the only “loan advance” issued under a Borrower’s Line of Credit pursuant to the applicable Loan Agreement (as defined in Section II of this Addendum No. 6).

II. Loan Documents

1.	Loan Agreement

2.	Non-Negotiable Promissory Note (Note: form is included as Exhibit A to Loan Agreement)

3.	Applicable Privacy Notice (Note: form is included as Exhibit B to Loan Agreement)

4.	Borrower Membership Agreement

5.	Terms of Use

6.	Personal Guaranty

7.	Security Agreement (if applicable)

8.	UCC Financing Statements(s) (if applicable)

III. Purchase Requirement and Loan Program Mechanics

The following provisions supplement those contained in Section 2.2 of the Master Loan Purchase Agreement with respect to Purchased Loans satisfying the Credit Criteria outlined in this Addendum No. 6:
(a)    With respect to Eligible Loans offered to Purchaser by Seller pursuant to the Credit Criteria specifications of this Addendum No. 6, Seller and Purchaser shall mutually agree in writing to a Purchase Requirement. At least thirty (30) days prior to the first day of each month, or as otherwise agreed between the Parties in writing, Seller and Purchaser will mutually agree as to the Purchase Requirement for such month. Such Purchase Requirement will go into effect on the first day of such month and will apply for each month going forward until Seller and Purchaser mutually agree in writing to modify such Purchase Requirement. For the avoidance of doubt, Seller may, but is not required to offer to Purchaser, an amount of Eligible Loans equal to the Purchase Requirement and its offer of no Eligible Loans or an amount of Eligible Loans that is less than the Purchase Requirement shall not constitute a breach of this Agreement.
(b)    Purchaser agrees to make a Purchase Commitment for all Eligible Loans offered to Purchaser by Seller pursuant to the Credit Criteria specifications outlined in this Addendum No. 6 (other than those that become Non-Offered Loans and to the extent Eligible Loans are available) in any given calendar month until such time as Purchaser has made Purchase Commitments for an amount of Eligible Loans (based upon Purchase Price) equal to the Purchase Requirement for such month. Each Eligible Loan offered to Purchaser by Seller, in Seller’s sole discretion, up to the Purchase Requirement will be deemed to be subject to a Purchase Commitment upon offer. After meeting the Purchase Requirement for any calendar month, upon the mutual agreement between Seller and Purchaser and to the extent Eligible Loans are available, Seller may offer, additional Eligible Loans during such month subject to the Purchase Limitation.

(c)    Seller may strive to allocate Eligible Loans among purchasers participating in the Loan Program covered by this Addendum No. 6 in an equitable manner so that all purchasers have an equitable opportunity to purchase Eligible Loans pursuant to the Credit Criteria specifications outlined in this Addendum No. 6. However, Purchaser acknowledges that Seller may, in its sole and absolute discretion,

MASTER LOAN PURCHASE AGREEMENT – Addendum No. 6 (Single Draw Line of Credit Loan Program)

allocate Eligible Loans to participants in the Single Draw Line of Credit Loan Program in a manner that does not result in all participants having an equal distribution of Eligible Loans, whether across grade, term or amount.

IV. Representations, Warranties and Covenants

The following representations, warranties and covenants supplement those contained in Section 4.2 of the Master Loan Purchase Agreement with respect to Purchased Loans satisfying the Credit Criteria outlined in this Addendum No. 6:
(a)    Seller shall provide written notification to Purchaser at least ten (10) Business Days prior to any material changes or modifications to the Credit Criteria applicable to this Addendum No. 6. In addition to the notice required pursuant to this Section IV(a), Seller agrees to provide or otherwise make available to Purchaser a copy of the Credit Criteria then in effect upon Purchaser’s reasonable request.

(b)    The Purchased Loan is supported by a Personal Guaranty executed and delivered by a guarantor.
(c)    The guarantor making a Personal Guaranty in respect of such Purchased Loan has represented that he or she (1) is a U.S. citizen or permanent resident; (2) is at least 18 years of age; and (3) has a U.S. social security number; and to Seller’s actual knowledge, without independent investigation, no such guarantor representation is untrue.

(d)    The applicable Borrower in respect of such Purchased Loan has represented that it has an account at a U.S. financial institution with a routing transit number; and to Seller’s actual knowledge, without independent investigation, such Borrower representation is not untrue. In addition, the Borrower in respect of such Purchased Loan has represented that it has a valid email account; and to Seller’s actual knowledge, without independent investigation, such Borrower representation is not untrue.

(e)    The applicable Borrower of such Purchased Loan has represented that the proceeds of such Purchased Loan will be used only for a business, commercial, or agricultural purpose, including, without limitation, debt consolidation/refinance, inventory purchase, equipment purchase, working capital, remodel, acquisition of business location, marketing, emergency repairs, or other business purpose; and to Seller’s actual knowledge, without independent investigation, no such Borrower or guarantor representation is untrue.

(f)    Based upon the information provided by the applicant, the Borrower of the Purchased Loan is a corporation, partnership, association, or similar entity, and not an individual. For purposes of this Section IV(f), a single member limited liability company or other entity owned or operated by or passing through to an individual shall be deemed an entity and not an individual.

(g)    As of the applicable Origination Date, the Purchased Loan is fully amortizing with payments due monthly.

V. Termination

MASTER LOAN PURCHASE AGREEMENT – Addendum No. 6 (Single Draw Line of Credit Loan Program)

The following provision supplements those contained in Section 8.2(a) of the Master Loan Purchase Agreement with respect to Purchased Loans satisfying the Credit Criteria outlined in this Addendum No. 6:
(a)    Purchaser reserves the right to terminate this Addendum No. 6 immediately upon written notice to Seller within five (5) Business Days of receipt of the notice set forth in Section IV(a) of this Addendum No. 6. For the avoidance of doubt, the Master Loan Purchase Agreement and any other outstanding Addenda shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum No. 6 as of the last date written below.

PURCHASER:                    SELLER:
[_____________________]                LENDINGCLUB CORPORATION

By: ____________________________        By: ____________________________
Name:                            Name:
Title:                            Title:
Date:                            Date:

MASTER LOAN PURCHASE AGREEMENT – Addendum No. 6 (Single Draw Line of Credit Loan Program)

EXHIBIT A
PURCHASE INSTRUCTIONS

Pursuant to Section 2 of the Master Loan Purchase Agreement between Seller and Purchaser, Purchaser provides these Purchase Instructions, which Purchase Instructions shall supersede any and all prior Purchase Instructions.

Purchaser wishes to make Purchase Commitments for Eligible Loans across Loan grades and terms in accordance with the following percentages with respect to its participation in the:

☐ Prime Loan Program (Addendum No. 1)
☐ Super Prime Loan Program (Addendum No. 2)

GRADE:

Grade AA (Not available in 5yr term)	Grade A	Grade B	Grade C	Grade D	Grade E	Grade F	Grade G
____%	____%	____%	____%	____%	____%	____%	____%

TERM:

____ % 24-Month + ____ % 36-Month + ____% 60-Month + ____% 84-Month = 100% (AA and A product only) (AA product only)

ADDITIONAL INSTRUCTIONS (OPTIONAL):

•	__________________________________________________________

•	__________________________________________________________

PURCHASER:    ACCEPTED BY SELLER:
[_____________________]    LENDINGCLUB CORPORATION

By: ____________________________    By: ____________________________
Name:    Name:
Title:    Title:
Date:

MASTER LOAN PURCHASE AGREEMENT – Exhibit A